EXHIBIT 10.1
CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE SUCH OMISSIONS.
Development, License and Marketing Agreement
By and Among
Jagotec AG,
SkyePharma PLC
(in connection with parent guaranty only),
Kos Life Sciences, Inc.
and
Kos Pharmaceuticals, Inc.
(in connection with parent guaranty only)
Dated As Of
May 5, 2006

Development, License and Marketing Agreement
     This Development, License and Marketing Agreement, made as of May 5, 2006 (the “Effective Date”), is by and between Kos Life Sciences, Inc., a company organized and existing under the laws of Delaware, having a place of business located at 2200 N. Commerce Parkway, Weston, FL 33326 (“Kos”), and solely with respect to Section 15.21.1 Kos Pharmaceuticals, Inc., a corporation organized and existing under the laws of Florida, having offices located at 1 Cedar Brook Drive, Cranbury, NJ 08512 (“Kos Pharmaceuticals”), Jagotec AG, a corporation organized and existing under the laws of Switzerland, having offices located at Eptingerstrasse 51, CH—4132 Muttenz, Switzerland (“Jagotec”) and solely with respect to Section 15.21.2, SkyePharma PLC, a company registered in England and Wales, having offices located at 105 Piccadilly, London W1J 7NJ, United Kingdom (“SkyePharma”).
Preliminary Statements
     A. Jagotec, together with its Affiliates (as defined below), own and have rights and interests in, or have acquired the rights to, the Existing Product (as defined below) based on the Jagotec Technology (as defined below) and Third Party Licenses (as defined below).
     B. Kos, together with its Affiliates, possess skills, knowledge and expertise in the development, marketing and sales of pharmaceutical products for, among other things, the treatment of respiratory diseases in the Territory (as defined below).
     C. Jagotec desires to complete the development of the Existing Product for the Indications up to Registration (as defined below) in the United States, and Kos desires to commercialize the Product pursuant to the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing preliminary statements, the mutual agreements and covenants set out herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties (as defined below) hereby agree as follows:
1. Definitions.
     As used in this Agreement, the following terms shall have the meanings set out in this Section 1. Unless the context clearly and unambiguously requires otherwise, references to the singular include the plural and vice versa, and references to Sections are references to the Sections of this Agreement.
     1.1 “Affiliate” shall mean, with respect to a Party, any other Person controlling, controlled by, or under common control with, such Party, for only so long as such control exists. For these purposes, “control” shall refer to: (i) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person, provided, that if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests. Notwithstanding the foregoing, except with respect to Jagotec’s indemnification obligations pursuant to Section 12.1, for the purposes of this Agreement, none of the following persons shall be considered to be an “Affiliate” of Kos or any of Kos’ Affiliates: (i) Michael Jaharis or the spouse or any sibling or lineal descendent of Michael Jaharis or their estates, (ii) any trust for the benefit of Michael Jaharis or the spouse or any sibling or lineal descendent of Michael Jaharis, or (iii) any corporation, limited liability company, partnership, limited partnership, or other entity that is beneficially owned or controlled by any of the persons in clauses (i) or (ii) above, other than Kos Pharmaceuticals and its direct and indirect subsidiaries.
     1.2 “Agreement” shall mean this Development, License and Marketing Agreement, together with the preliminary statements and all schedules hereto, as the same may be amended in writing from time to time.
     1.3 “ANDA” shall mean an Abbreviated New Drug Application.
     1.4 “Annual Commercialization Plan” shall have the meaning assigned to such term in Section 5.1.3.
     1.5 “Annual Development Plan” shall have the meaning assigned to such term in Section 4.1.2.
     1.6 “Applicable Laws” shall mean all applicable federal, national, state and local laws, ordinances, rules and regulations applicable to this Agreement or the activities contemplated hereunder, including, without limitation, the FD&C Act, cGMP, GCP, GLP and the PDMA.
     1.7 “Bankruptcy Code” shall have the meaning assigned to such term in Section 13.12.
     1.8 “Blocking Patent” means any patent issued to a Third Party that would be infringed by the use, sale, offer for sale or importation of the Product in the Field in the Territory.
     1.9 “Breaching Party” shall have the meaning assigned to such term in Section 13.3.
     1.10 “Calendar Quarter” shall mean a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively.
     1.11 “Canada” shall include the country of Canada and its possessions and territories.
     1.12 “Canada Term Sheet” shall have the meaning assigned to such term in Section 2.3.3
     1.13 “Calendar Year” shall mean a period of four (4) consecutive Calendar Quarters ending on the last day of December.
     1.14 “cGMP” shall mean current Good Manufacturing Practice and General Biological Products Standards as promulgated under and in accordance with the FD&C Act, Title 21 of the U.S. Code of Federal Regulations, Parts 210, 211, and 600-680, as each may be amended from time to time, or any successors thereto.
     1.15 “Commercialization Program” shall have the meaning assigned to such term in Section 5.1.1.

     1.16 “Commercially Reasonable Efforts” shall mean, with respect to a Party, those commercially reasonable efforts by that Party similar to the efforts that Party, in good faith, would make in similar circumstances for its own operations at that time, it being understood that a Party’s Commercially Reasonable Efforts will not in any event require that Party to take any action that would be reasonably likely to result in a breach of any other provision of this Agreement, or any other agreement between the Parties, or any other agreement between a Party, Affiliate of such Party and/or Third Parties existing as of the Effective Date, or that the Party in good faith believes may violate any Applicable Law or any order, permit, direction or license of any court or Governmental Authority having appropriate jurisdiction over the Party and subject matter.
     1.17 “Confidential Information” shall have the meaning assigned to such term in Section 11.1.
     1.18 “Confidentiality Agreement” shall mean that certain Mutual Confidential Disclosure Agreement dated April 4, 2003 entered into by and between Kos Pharmaceuticals and SkyePharma.
     1.19 “Controlled” means, with respect to any Know-How, patent, other intellectual property right, data, or regulatory filing only, the possession of the right, whether directly or indirectly, whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Know-How, patent, other intellectual property right, data or regulatory filing as provided for herein without violating the terms of any agreement or other arrangements with any Third Party. The term “Control” used in this context shall also have a correlative meaning.
     1.20 “COPD” shall mean chronic obstructive pulmonary disease.
     1.21 “Core Clinical Program” shall mean those clinical studies described in Schedule 1.21 with respect to the Existing Product.
     1.22 “Data” shall have the meaning assigned to such term in Section 8.1.3.
     1.23 “Development Costs” shall have the meaning assigned to such term in Section 4.2.2(a).
     1.24 “Development Program” shall have the meaning assigned to such term in Section 4.1.1.
     1.25 “Disclosing Party” shall have the meaning assigned to such term in Section 11.1.
     1.26 “Effective Date” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
     1.27 “Executive Officers” shall have the meaning assigned to such term in Section 3.5.1.

     1.28 “Existing Product” shall mean Jagotec’s proprietary formulation having fluticasone **** and formoterol ****, the propellant heptafluoropropane (HFA 227), **** metered dose inhaler, and which is delivered two (2) times per day, at two (2) dosage strengths: (i) fluticasone 50 mcg/formoterol 5 mcg per actuation; and (ii) fluticasone 125 mcg/formoterol 5 mcg per actuation; ****.
     1.29 “Expert” shall have the meaning assigned to such term in Section 3.5.4(a).
     1.30 “FDA” shall mean the United States Food and Drug Administration, or any successor thereto.
     1.31 “FD&C Act” shall mean the Food Drug and Cosmetic Act as that federal statute was enacted in 1938 as Public Law 75-717, as such may have been amended, and which is contained in Title 21 of the U.S. Code, Section 301 et seq., as amended, and the regulations promulgated thereunder from time to time.
     1.32 “Field” shall mean the treatment of respiratory diseases, including without limitation, the treatment of all types of asthma and COPD.
     1.33 “First Commercial Sale” shall mean the first sale of the Product in the Territory to a Person that is not an Affiliate of Kos for which payment is due for use or consumption by the general public of such Product after all required Registrations have been granted by the applicable Regulatory Authority. Sales for clinical studies, compassionate use, named patient programs, sales under a treatment IND, test marketing, any nonregistrational studies, or any similar instance where Product is supplied with or without charge will not constitute a First Commercial Sale.
     1.34 “GAAP” shall mean: (i) with respect to Kos, generally accepted accounting principles in the United States; and (ii) with respect to Jagotec, international financial reporting standards; in each case, consistently applied by the Party at issue.
     1.35 “GCP” shall mean the FDA regulations and applicable ICH guidelines for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials, as applicable to the development of the Product from time to time, including 21 C.F.R. Part 11, 50, 54, 56, 312, and 314 as amended from time to time.
     1.36 “Generic Product” shall mean with respect to any Product, a pharmaceutical product (i) designated by the FDA in the Orange Book as an AB rated product to such Product; (ii) that is substitutable for such Product; and (iii) that is approved through an ANDA filing.
     1.37 “GLP” shall mean the FDA regulations and applicable ICH guidelines for conducting nonclinical laboratory studies that support or are intended to support applications for research or marketing permits for products regulated by the FDA, as applicable to the development of Product from time to time, including 21 C.F.R. Part 58 as amended from time to time.
     1.38 “Governmental Authority” shall mean any federal, state or local governmental authority, agency or other body.

     1.39 “Improved Product” shall mean any Existing Product that is modified or enhanced by: (i) an Invention of either Party (including Inventions made on behalf of or with a Third Party); or (ii) any intellectual property Controlled by Jagotec after the Effective Date; or (iii) any intellectual property Controlled by Kos after the Effective Date; in each case pertaining to the formulation, dosage strength, or inhaler mechanism, provided that such Improved Product shall continue to have fluticasone proprionate and formoterol as its active ingredients and be delivered through a metered dose inhaler, a dry powder inhaler or other inhaler.
     1.40 “Indemnitee” shall have the meaning assigned to such term in Section 12.3.
     1.41 “Indications” shall mean the treatment of adult and adolescent asthma.
     1.42 “INDs” shall mean Investigational New Drug Applications filed with the FDA in the United States.
     1.43 “Infringement” shall have the meaning assigned to such term in Section 8.3.1.
     1.44 “Invention” shall mean any new or useful process, machine, manufacture, or composition of matter directly relating to or comprising the Product, whether patentable or unpatentable, or any improvement, enhancement, modification or derivative work thereof, that is conceived or first reduced to practice or first demonstrated to have utility during the term of this Agreement in connection with the Parties’ activities under this Agreement.
     1.45 “Jagotec” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
     1.46 “Jagotec Marks” shall mean those trademarks owned or licensed (with right to sublicense) by Jagotec that pertain to the Product and which are set forth on Schedule 1.46.
     1.47 “Jagotec Technology” shall mean all Know-how and Patents (including without limitation the Patents set forth on Schedule 1.60) which are Controlled (other than the Third Party Licenses) by Jagotec or its Affiliates prior to the Effective Date and all Inventions Controlled by Jagotec or its Affiliates during the term of this Agreement, if any.
     1.48 “Kos” shall have the meaning assigned to such term in the introductory paragraph.
     1.49 “Kos Marks” shall mean any trademarks or trade names used or registered by Kos or its Affiliates at any time prior to or during the term of the Agreement to identify itself or the Product (for the sake of clarity, excluding those belonging to Jagotec that are set forth on Schedule 1.46).
     1.50 “Kos Technology” shall mean all Know-how and Patents (for the sake of clarity, excluding the Patents belonging to Jagotec that are set forth on Schedule 1.60) which are Controlled by Kos or its Affiliates, prior to the Effective Date, and all Inventions Controlled by Kos or its Affiliates during the term of this Agreement, if any.
     1.51 “Know-how” shall mean any and all unpatented formulae, confidential and/or proprietary industrial and Confidential Information and techniques, processes, trade secrets,

technologies and know-how that directly relates to the Product, whether or not patentable, including, without limitation, compositions of matter, formulae, test results, testing procedures, synthesis, preparation, recovery and purification processes and techniques, control methods and assays, chemical data, toxicological and pharmacological data and techniques, clinical data, medical uses, product forms and product formulations and Specifications, together with all documents and files embodying the foregoing.
     1.52 “Knowledge” shall mean, with respect to Jagotec, the actual knowledge of the employees of Jagotec, listed on Schedule 1.52 as of the Effective Date.
     1.53 “Licensees” shall have the meaning assigned to such term in Section 4.3.7.
     1.54 “Marketing Costs” shall mean the direct costs and expenses for marketing, promotion, advertising (****), promotional materials, professional education, medical support to marketing activities, Phase IV clinical trials (solely to the extent any such trials are: (i) conducted in support of approved indications in the Field, (ii) not intended to result in a labeling change, and (iii) not required by any Regulatory Authority), public relations, and other similar activities directly related to the Product. Such costs will not include **** but will include **** incurred by Kos (including the foregoing costs incurred by subcontractors, co-promotion partners, or consultants of Kos retained pursuant to Section 5.5 and reimbursed by Kos) which relate directly to the Marketing Costs of the Product and shall be in addition to any ****.
     1.55 “NDA” means a New Drug Application filed with the FDA in the United States.
     1.56 “Net Sales” shall mean, with respect to the Product, the gross amount recorded for sales of such Product in arm’s length sales by Kos or its Affiliates to Third Parties, commencing with the First Commercial Sale of the Product, less the following deductions from such gross amounts which are actually incurred, allowed, accrued or specifically allocated to the Product: (i) credits, price adjustments or allowances for damaged products, returns or rejections of Product; (ii) normal and customary trade, cash and quantity discounts, allowances and credits (other than price discounts granted at the time of invoicing which have been already included in the gross amount invoiced) including fees incurred or accrued relative to recorded sales by Kos or its Affiliate to Third Parties pursuant to inventory management agreements; (iii) chargeback payments and rebates (or the equivalent thereof) and administrative service fees granted to group purchasing organizations, managed health care organizations or to federal, state/provincial, local and other governments, including their agencies, or to trade customers; (iv) any invoiced freight, postage, shipping, insurance and other transportation charges; and (v) sales, value-added (to the extent not refundable in accordance with Applicable Laws), and excise taxes, tariffs and duties, and other taxes directly related to the sale (but not including taxes assessed against the income derived from such sale); provided that the foregoing deductions remain consistent with GAAP and are calculated using the standard accounting practices Kos customarily applies to other products sold by it.
     Net Sales shall also include the average selling price for the Product multiplied by the number of units transferred to Third Parties for non-cash consideration or where no invoice is generated.

     For the avoidance of doubt, Net Sales shall not include sales of Product among Kos and its Affiliates.
     1.57 “Non-breaching Party” shall have the meaning assigned to such term in Section 13.3.
     1.58 “Orange Book” shall mean the FDA publication entitled Approved Drug Products with Therapeutic Equivalence Evaluations.
     1.59 “Party” shall mean, as applicable, Jagotec or Kos and, when used in the plural, shall mean Jagotec and Kos.
     1.60 “Patents” shall mean the U.S. patents and U.S. patent applications directly relating to and covering the Product in the Territory, together with any U.S. patents that may issue therefor in the Territory, including any and all extensions, renewals, continuations, continuations-in-part, divisions, patents-of-additions, reissues, or reexaminations of any of the foregoing, and any U.S. patents based on applications that claim priority from any of the foregoing. The Patents owned by Jagotec and in existence as of the Effective Date are listed on Schedule 1.60.
     1.61 “PDEs” shall have the meaning assigned to such term in Section 5.1.3.
     1.62 “PDMA” shall mean the Prescription Drug Marketing Act of 1987, Title 21 of the U.S. Code of Federal Regulations, Parts 203 and 205, as amended, and any final regulations or guidances promulgated thereunder from time to time.
     1.63 “Person” shall mean any individual, corporation, partnership, limited liability company, trust, governmental entity, or other legal entity of any nature whatsoever.
     1.64 “PhRMA Code” shall mean the Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals.
     1.65 “Post-Registration Studies” shall mean such studies as may be required to be conducted by any Regulatory Authority to maintain the Registration and any other studies as may be desired by Kos in respect of the Product.
     1.66 “Product” shall mean any Existing Product and, to the extent that the Parties agree to develop and commercialize any Improved Product pursuant to Section 4.6, any such Improved Product.
     1.67 “Product Trademarks” shall mean any trademarks, trade dress (including packaging design), logos, slogans, and designs, whether or not registered in the Territory developed by the Commercialization Committee and used to identify or promote the Product in the Territory, but excluding any Kos Marks or Jagotec Marks.
     1.68 “PSUR” shall have the meaning assigned to such term in Section 9.1.3.
     1.69 “Receiving Party” shall have the meaning assigned to such term in Section 11.1.

     1.70 “Registration” shall mean the approval of the Registration Application for the Product in the Field in the Territory by the Regulatory Authority.
     1.71 “Registration Application” shall mean any filing(s) made with the Regulatory Authority in the Territory for regulatory approval of the marketing, manufacture and sale of the Product in the Field in the Territory.
     1.72 “Regulatory Authority” shall mean the FDA and any other regulatory authority that has responsibility for granting regulatory approval for the marketing, manufacture and sale of the Product in the Field in the Territory.
     1.73 “Serious Adverse Drug Experience” shall have the meaning assigned to such term in Section 9.1.1.
     1.74 “SkyePharma” shall have the meaning assigned to such term in the introductory paragraph.
     1.75 “Specifications” shall mean the technical specifications for the Product as required in the Registration, or any other regulatory requirements applicable in the Territory as the same may be amended from time to time as required by Applicable Laws or as may be mutually agreed upon in writing by the Parties from time to time.
     1.76 “Steering Committee” shall have the meaning assigned to such term in Section 3.1.
     1.77 “Success Event 1” shall have the meaning assigned to such term in Section 6.2.
     1.78 “Success Event 2” shall have the meaning assigned to such term in Section 6.2.
     1.79 “Supply Agreement” shall have the meaning assigned to such term in Section 4.7.
     1.80 “Term Sheet Date” shall have the meaning assigned to such term in Section 2.3.2
     1.81 “Territory” shall mean the United States.
     1.82 “Third Party” shall mean any Person who or which is neither a Party nor an Affiliate of a Party.
     1.83 “Third Party Licenses” shall mean the licenses granted to Jagotec by any Third Party which directly relate to the Existing Product, redacted copies of which are attached as Schedule 1.83A (the "**** License”) and 1.83B.
     1.84 “Treaty” shall have the meaning assigned to such term in Section 7.5.2.
     1.85 “United States” or “U.S.” shall mean The United States of America, including its possessions and territories.
     1.86 “Withholding Taxes” shall have the meaning assigned to such term in Section 7.5.1.

2. Grant of Rights.
     2.1 Licenses.
          2.1.1 Subject to the terms and conditions of this Agreement, Jagotec hereby grants to Kos and its Affiliates (except as otherwise provided in Section 2.1.2): (i) an exclusive (even as to Jagotec) license throughout the Territory under the Jagotec Technology and limited to the Field, and a non-exclusive sublicense throughout the Territory under the Third Party Licenses and limited to the Field, to: (A) conduct the Commercialization Program with respect to the Product in the Territory; (B) use, offer for sale, sell, have sold and distribute the Product in the Territory; and (C) import the Product into the Territory for the aforementioned purposes; and (ii) a non-exclusive worldwide right solely for the purposes of conducting research and development activities necessary or desirable to obtain Registration for the Product in the Field in the Territory (other than for the Core Clinical Program) or to conduct Post-Registration Studies in accordance with the Annual Development Plans; provided, however that any conduct to be undertaken by Kos pursuant to this clause (ii) in the European Union (as constituted from time to time) and Switzerland shall require the prior written consent of Jagotec or its Licensee in such territory, such consent not to be unreasonably withheld or delayed.
          2.1.2 The non-exclusive sublicense granted in Section 2.1.1 under the **** License is granted solely to Kos Pharmaceuticals. As the “Sublicensee” (as such term is defined in the **** License) under the **** License, Kos acknowledges and agrees to be bound to Sections 2.4 (Covenant Not to Sue of SkyePharma), and 12.3(vi)(a) and 12.3(vi)(c) (Assignment and Successors) of the **** License as if such provisions were included in this Agreement and apply to Kos as the Sublicensee (as such term is defined in the **** License).
          2.1.3 Subject to the terms and conditions of this Agreement, Kos hereby grants to Jagotec a non-exclusive, royalty-free, sublicensable license under the Kos Technology (i) to conduct the Development Program with respect to the Product, and (ii) for the manufacture, use and sale of the Product outside the Territory or in the Territory, but outside the Field.
          2.1.4 Subject to Applicable Laws and compliance with FDA regulations, all labeling and packaging for all Product shall be determined by the Development Committee.
          2.1.5 Except as expressly set out in this Agreement, no license is granted by Jagotec under its rights in any Jagotec Technology, Third Party Licenses or any other Patents or Know-how whatsoever for any activities by Kos that are outside the scope of the license grants in Section 2.1.1, or outside the scope of Kos’ rights and responsibilities under the Development Program and Kos’ rights and responsibilities under the Commercialization Program.
          2.1.6 Except as expressly set out in this Agreement, no license is granted by Kos or its Affiliates, under its rights in any Kos Technology or any other Patents or Know-how whatsoever for any activities by Jagotec that are outside the scope of the license grants in Section 2.1.2.

     2.2 Trademarks.
          2.2.1 Subject to the terms and conditions of this Agreement, Jagotec grants to Kos, and its Affiliates, an exclusive, royalty-free license to use the Jagotec Marks in the Territory for the term of this Agreement in connection with the marketing, promotion and sale of the Product in the Field as contemplated in this Agreement.
          2.2.2 Jagotec reserves all rights, title and interest in the Jagotec Marks. Kos acknowledges Jagotec’s right, title and interest in and to the Jagotec Marks and acknowledges that nothing herein will be construed to accord Kos any rights in such Jagotec Marks except as expressly provided herein. The ownership and all goodwill from the use of the Jagotec Marks shall vest in and inure to the benefit of Jagotec. Jagotec reserves all rights not expressly granted herein.
          2.2.3 Kos reserves all rights, title and interest in the Kos Marks. Jagotec acknowledges Kos’ exclusive right, title and interest in and to the Kos Marks and acknowledges that nothing herein will be construed to accord Jagotec any rights in such Kos Marks, except as expressly provided herein.
          2.2.4 The Parties shall jointly own all rights, title and interest in and to any Product Trademarks developed by or on behalf of the Commercialization Committee directly relating to the manufacturing, marketing and sale of the Product in the Territory during the term of the Agreement, excluding the Jagotec Marks and Kos Marks.
     2.3 Right of First Negotiation for Canada.
          2.3.1 Until Jagotec’s or its Affiliate’s filing of a Registration Application in the United States with respect to the Product, Kos shall have a right of first negotiation to obtain an exclusive (even as to Jagotec) license throughout Canada under the Jagotec Technology for the purpose of commercializing the Product in the Field in Canada, provided that Kos, either through its Affiliates or pursuant to a Third Party arrangement, has a Canadian sales and marketing presence capable of commercializing the Product, in accordance with the following:
               (a) Prior to granting any license or other right to any Third Party to commercialize the Product in the Field in Canada, Jagotec shall provide Kos with written notice (the “Jagotec ROFN Notice”) that Jagotec or its Affiliate intends to permit a Third Party to do so; OR
               (b) If Kos wishes to exercise its rights of first negotiation and pursue such discussions with Jagotec, Kos will so notify Jagotec thereof in writing (the “Kos ROFN Notice”).
          2.3.2 If such negotiation right is commenced pursuant to Jagotec’s receipt of a Kos ROFN Notice, then Kos shall provide a term sheet to Jagotec at the time of such Kos ROFN Notice. If such negotiation right is commenced pursuant to Kos’ receipt of a Jagotec ROFN Notice, then Kos shall provide a term sheet to Jagotec **** following the date of the Jagotec ROFN Notice (in each case, the date of delivery of the term sheet is the “Term Sheet Date”). The term sheet shall describe the key terms under which Kos proposes to obtain a license to the Jagotec Technology from Jagotec to commercialize the Product in the Field in Canada and will include no less detail than the final term sheet prepared by the Parties prior to the exchange of the first draft of this Agreement.
          2.3.3 For a period of **** following the Term Sheet Date, the Parties will use diligent efforts to conduct good faith exclusive negotiations of an agreed upon term sheet (the “Canada Term Sheet”) with respect to such license. If (i) during such thirty (30) day period, Jagotec and Kos do not reach agreement on the Canada Term Sheet under which Kos would acquire such license, or (ii) the Parties do not execute a definitive agreement based on the Canada Term Sheet within **** after the Parties have agreed to the terms of such Canada Term Sheet; then in either case, Jagotec will be free to enter into negotiations with any Third Party regarding such license; provided, that Jagotec may not enter into any agreement with any Third Party other than Kos if **** of the terms of such agreement is lower than the **** last proposed by Kos (where the net present value of both sets of terms is calculated ****).
3. Steering Committee.
     3.1 Steering Committee. The Parties shall establish a joint steering committee (“Steering Committee”) consisting of an equal number of representatives from each of Kos and Jagotec, the exact number of which shall be as the Parties may agree, from time to time. Initially, the Steering Committee shall consist of six (6) individuals; three (3) of whom shall be nominated by Jagotec; and three (3) of whom shall be nominated by Kos. The initial members of the Steering Committee are set out on Schedule 3.1. Any member of the Steering Committee may designate a substitute to attend and perform the functions of that member at any meeting of the Steering Committee. Each Party may with the consent of the other Party, such consent not to be unreasonably withheld or delayed, invite non-member, non-voting representatives of such Party to attend meetings of the Steering Committee. A chairperson and secretary of the Steering Committee shall serve co-terminus one (1) year terms, commencing on the Effective Date or an anniversary thereof, as the case may be. The right to name the chairperson and the secretary of the Steering Committee shall alternate annually between the Parties, and each chairperson shall be named no later than ten (10) days after the commencement of his or her term. The initial chairperson shall be selected by Jagotec, the initial secretary shall be selected by Kos and each is designated on Schedule 3.1. The Steering Committee shall perform the following responsibilities:
          3.1.1 coordinate the overall strategy for the Development Program and the Commercialization Program;
          3.1.2 review and coordinate the manufacturing, supply and packaging of the Product (or authorize a committee to do so);
          3.1.3 determine the date of the anticipated First Commercial Sale of the Product in the Territory for the purposes of establishing a date for the Parties’ respective obligations under Sections 3.3 and 5.1.3;
          3.1.4 undertake a bi-annual review and comparison of the status of each Annual Development Plan and Annual Commercialization Plan, including, without limitation,

the applicable timelines, and provide direction to the conduct of the Development Program and Commercialization Program, as necessary;
          3.1.5 authorize the formation of additional committees, including but not limited to, a technical operations committee;
          3.1.6 coordinate and delegate the activities of other committees;
          3.1.7 review and approve each Annual Development Plan and any amendments or modifications thereto as submitted by the Development Committee;
          3.1.8 review and comment upon each Annual Commercialization Plan and any amendments or modifications thereto as submitted by the Commercialization Committee; provided that Kos shall have ultimate decision making authority with respect to each such Annual Commercialization Plan but shall give reasonable consideration to the comments made by the Steering Committee to modify or amend such Annual Commercialization Plans;
          3.1.9 determine if any Improved Product should be selected as a Product pursuant to Section 4.7, and the terms and conditions thereof;
          3.1.10 review and approve “go/no-go” decisions and other matters referred to the Steering Committee by the Development Committee, Commercialization Committee, or any other committee and make recommendations, as appropriate;
          3.1.11 review the product lifecycle plans for the Product in the Field for the Territory, including indication and label expansions, new dosage forms, and new formulations or delivery systems;
          3.1.12 in accordance with the procedures established in this Agreement, resolve disputes, disagreements and deadlocks unresolved by the Development Committee or Commercialization Committee; and
          3.1.13 perform such other responsibilities as may be assigned to the Steering Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.
     3.2 Development Committee. Within fourteen (14) days after the Effective Date, the Parties shall establish a joint development project team to carry out the day to day activities of the Development Program, (the “Development Committee”) consisting of an equal number of representatives from each of Kos and Jagotec, the exact number of which shall be as the Parties agree, from time to time. Initially, the Development Committee shall consist of six (6) individuals; three (3) of whom shall be nominated by Jagotec; and three (3) of whom shall be nominated by Kos. Such members of the Development Committee shall consist of a key representative from each of Jagotec and Kos, together with such additional business and development personnel from each of Jagotec and Kos, who are appropriately skilled and knowledgeable in relation to the development of the Product in the Field and who are deemed necessary to accomplish or have accomplished the work according to the Annual Development Plan. Until receipt of approval of the Registration for the Existing Product for the Indications in

the Territory, Jagotec shall designate the chairperson and Kos shall designate the secretary of the Development Committee. Following receipt of approval of the Registration for the Existing Product for the Indications in the Territory, Kos shall designate the chairperson and Jagotec shall designate the secretary of the Development Committee. Each shall serve co-terminus one (1) year terms, commencing on the Effective Date or an anniversary thereof, as the case may be. Such person shall be named no later than ten (10) days after the commencement of his or her term. The initial chairperson and the initial secretary are set out in Schedule 3.2. The Development Committee shall perform the following responsibilities:
          3.2.1 prepare each Annual Development Plan and present to the Steering Committee for approval;
          3.2.2 advise the Steering Committee as to which pre-clinical studies, clinical trials, and toxicology studies are necessary or desirable to meet the requirements of the FDA for the Registration of the Products in the Territory and evaluate progress of each such study;
          3.2.3 advise the Steering Committee as to all activities related to manufacturing in connection with the Development Program;
          3.2.4 review and approve any proposed labeling and packaging for the Product in the Territory;
          3.2.5 review and recommend to the Steering Committee “go/no-go” decisions in connection with the Development Program;
          3.2.6 in connection with clinical trials, review protocol, trial budget (to the extent to be included in Development Costs) and trial design and present to the Steering Committee for approval; and
          3.2.7 perform such other responsibilities as may be assigned to the Development Committee by the Steering Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.
     3.3 Commercialization Committee. No later than **** prior to the anticipated First Commercial Sale of the first Product, the Parties shall establish a joint commercialization project team (the “Commercialization Committee”) consisting of an equal number of representatives from each of Kos and Jagotec, the exact number of which shall be as the Parties agree, from time to time. Initially, the Commercialization Committee shall consist of six (6) individuals; three (3) of whom shall be nominated by Jagotec; and three (3) of whom shall be nominated by Kos. Such members of the Commercialization Committee shall consist of a key representative from each of Jagotec and Kos, together with such additional business and marketing personnel from each of Jagotec and Kos, who are appropriately skilled and knowledgeable in relation to the marketing and sale of the Product in the Field and who are deemed necessary to accomplish or have accomplished the work according to the Annual Commercialization Plan. Kos shall designate the chairperson and Jagotec shall designate the secretary of the Commercialization Committee. Each shall serve co-terminus one (1) year terms, commencing on the date which is **** prior to the anticipated First Commercial Sale or an anniversary thereof, as the case may

be. Such person shall be named no later than ten (10) days after the commencement of his or her term. The Commercialization Committee shall perform the following responsibilities:
          3.3.1 review and provide comment on each Annual Commercialization Plan prepared by Kos prior to review by the Steering Committee;
          3.3.2 bi-annually review the activities and progress of the performance of the Annual Commercialization Plan for each Calendar Year based on reasonably detailed summary written reports provided by Kos to the Commercialization Committee;
          3.3.3 review each Annual Commercialization Plan and determine what elements of such Annual Commercialization Plan can be shared with Licensees of Jagotec for the purposes set forth in Section 5.4 for the Product outside the Territory and in the Field;
          3.3.4 review Kos’ multi-year forecasts and projected financial results of each Annual Commercialization Plan;
          3.3.5 review and recommend to the Steering Committee “go/no-go” decisions in connection with the Commercialization Program;
          3.3.6 review and approve subcontractors, co-promotion partners, consultants and/or contract sales forces that Kos desires to engage pursuant to Section 5.5 and the terms of such arrangements as they relate directly to the Product;
          3.3.7 monitor compliance with respect to the Annual Commercialization Plan and expenditure of Marketing Costs in accordance with the terms of this Agreement; and
          3.3.8 perform such other responsibilities as may be assigned to the Commercialization Committee by the Steering Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.
     3.4 Meetings. All Steering Committee, Development Committee, Commercialization Committee and other committee meetings shall be as often as the members may determine, but in any event not less than twice per Calendar Year. Such meetings may be held in person, or any means of telecommunications or video conference, as the members deem necessary or appropriate, provided that at least one committee meeting per year shall be held in person and the location of such in person meeting shall alternate between Kos’ and Jagotec’s offices. A quorum for Steering Committee meetings shall be four (4) members, with at least two (2) from each Party. With respect to the Development Committee and Commercialization Committee, a quorum shall mean the presence of at least 2/3 of the members with at least two (2) members from each Party.
     3.5 Decision-making of Steering Committee.
          3.5.1 The Steering Committee may make decisions with respect to any subject matter that is subject to the Steering Committee’s decision-making authority. Except as expressly provided in this Agreement, all decisions of the Steering Committee shall be made by unanimous vote or written consent, with Jagotec and Kos each having, collectively, one vote in all decisions. The Steering Committee shall use Commercially Reasonable Efforts to resolve the matters within its roles and functions or otherwise referred to it.
          3.5.2 If, with respect to a matter that is subject to a Steering Committee’s decision-making authority, the Steering Committee cannot reach consensus within fifteen (15) days after it has met and attempted to reach such consensus or the Parties cannot reach consensus on whether the Steering Committee has decision-making authority regarding a matter within fifteen (15) days after such matter was first raised by either Party, the dispute in question shall be referred to the Chief Executive Officer of SkyePharma, on behalf of Jagotec, or such other person holding a similar position designated by Jagotec from time to time, and the Chief Executive Officer of Kos Pharmaceuticals, on behalf of Kos, or such other person holding a similar position designated by Kos from time to time (such officers collectively, the “Executive Officers”), for resolution. The Executive Officers shall use reasonable efforts to resolve the matter referred to them.
          3.5.3 If the Executive Officers cannot resolve the matter in accordance with Section 3.5.3 within thirty (30) days, then except as otherwise specifically provided in Section 3.5.4): (i) prior to the receipt of approval of the Registration for the Product for the Indications in the Territory, matters in dispute concerning the Development Program shall be finally determined by the Chief Executive Officer of SkyePharma; provided that (A) no determination may be made pursuant to this subsection that imposes additional obligations with respect to development activities on Kos, other than those specifically set forth in Section 4.4; and (B) decisions regarding the label included in the Registration Application and amendments thereto for the Existing Product shall be resolved by the Chief Executive Officer of Kos, unless Jagotec’s Chief Executive Officer reasonably believes in good faith that such resolution would delay the filing of such Registration Application or approval thereof, in which case Jagotec’s Chief Executive Officer shall resolve such dispute in a manner as consistent as possible with Kos’ Chief Executive Officer’s resolution but avoiding such delay; (ii) following the receipt of approval of the Registration for the Product for the Indications in the Territory, matters in dispute concerning the Development Program shall be finally determined by the Chief Executive Officer of Kos; provided that no determination may be made pursuant to this clause (ii) that imposes additional obligations with respect to development activities on Jagotec, other than those specifically set forth in Section 4.3; (iii) matters in dispute concerning the Commercialization Program at any time shall be finally determined by the Chief Executive Office of Kos, and (iv) all other matters shall be settled pursuant to Section 15.15.
          3.5.4 In the event that the Steering Committee cannot reach a consensus with respect to determinations to be made as provided in Section 5.3 or Section 13.7.3(b) pursuant to Section 3.5.1 or Section 3.5.2 within the time periods provided in such Sections, then either Party shall have the right to refer the dispute in question to an Expert for expedited arbitration under the then current expedited procedures applicable to the then current commercial arbitration rules of the American Arbitration Association, as set forth below; provided that in the event that the triggering event for such a determination by the Steering Committee is made pursuant to clause (B) of Section 5.3, then neither Party shall have the right to refer the dispute to any Expert until the triggering event in clause (A) of Section 5.3 occurs:

               (a) Upon written request by either Party to the other Party, the Parties shall promptly negotiate in good faith to appoint a mutually acceptable independent person, with scientific, technical and regulatory experience with respect to the development of pharmaceutical products in the Field necessary to resolve such dispute (an “Expert”). If the Parties are not able to agree within five (5) days after the receipt by a Party of the written request in the immediately preceding sentence, the American Arbitration Association shall be responsible for selecting an Expert within ten (10) days of receipt of written request by a Party to the American Arbitration Association. The fees and costs of the Expert and the American Arbitration Association, if applicable, shall be shared equally by the Parties.
               (b) Within five (5) days after the designation of the Expert by the Parties or the American Arbitration Association, as the case may be, the Parties shall each simultaneously submit to the Expert and one another a written statement of their respective positions on such disagreement. Each Party shall have fifteen (15) days from receipt of the other Party’s submission to submit to the Expert and the other Party a written response thereto, which shall include any scientific and technical information in support thereof. The Expert shall have the right to meet with the Parties, either alone or together, as necessary to make a determination.
               (c) No later than thirty (30) days after the designation of the Expert, the Expert shall make a determination that the Expert deems to be fair and reasonable in light of the totality of the circumstances. The Expert shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the Expert shall be final and conclusive.
          3.5.5 For all purposes under this Agreement, any decision made pursuant to this Section 3.5 shall be deemed to be the decision of the Steering Committee.
          3.5.6 Neither Party will exercise its right to finally resolve a dispute in accordance with this Section 3.5 in a manner that excuses such Party from any of its obligations specifically enumerated under this Agreement.
          3.5.7 Notwithstanding this Section 3.5, any dispute regarding the interpretation of this Agreement or any alleged breach of this Agreement will be resolved in accordance with the terms of Section 15.15.
     3.6 Decision-making of Development, Commercialization and Other Committees.
          3.6.1 The Development Committee may make decisions with respect to any matter that relates to the Development Program and shall use Commercially Reasonable Efforts to resolve all such matters. All decisions of the Development Committee shall be made by unanimous vote or written consent, with Jagotec and Kos each having, collectively, one vote in all decisions. The chairperson shall attempt to mediate and resolve all matters in dispute brought before the Development Committee; however, any matters that cannot be resolved by the Development Committee shall be referred to the Steering Committee and resolved as provided for in Section 3.5.
          3.6.2 The Commercialization Committee may make decisions with respect to any matter that relates to the Commercialization Program and shall use Commercially

Reasonable Efforts to resolve all such matters. All decisions of the Commercialization Committee shall be made by unanimous vote or written consent, with Jagotec and Kos each having, collectively, one vote in all decisions. The chairperson shall attempt to mediate and resolve all matters in dispute brought before the Commercialization Committee; however, any matters that cannot be resolved by the Commercialization Committee shall be referred to the Steering Committee and resolved as provided for in Section 3.5.
          3.6.3 All other committees may make decisions with respect to any matter that relates to the primary purpose of such committee and shall use Commercially Reasonable Efforts to resolve all such matters. All decisions of any committee commissioned by the Steering Committee shall be made by unanimous vote or written consent, with Jagotec and Kos each having, collectively, one vote in all decisions. The chairperson shall attempt to mediate and resolve all matters in dispute brought before such committee; however, any matters that cannot be resolved by the committee shall be referred to the Steering Committee and resolved as provided for in Section 3.5
     3.7 Minutes. Minutes for each of the committee meetings shall be drafted by the secretary of the meeting and sent to the chairperson of the applicable committee for comment promptly after each such meeting (but in no event more than twenty (20) days). All actions noted in the minutes are to be reviewed and approved at subsequent meetings of the Steering Committee, Development Committee, Commercialization Committee or other committee, as applicable; provided, that if the Parties cannot agree as to the content of the minutes, such minutes will be finalized to reflect such disagreement.
     3.8 Expenses. Each Party shall bear all its own costs, including expenses incurred by the members nominated by it in connection with their activities as members of the Steering Committee, Development Committee, Commercialization Committee or other committee, as applicable.
4. Product Development; Registration; Supply of Product.
     4.1 Development Program.
          4.1.1 The “Development Program” for the Product in the Territory, as amended from time to time, shall be comprised of all research, development, and regulatory activities related to the Product in the Field and all filings, reports and related regulatory interactions prior to Registration of the Product for an indication in the Field. Jagotec and Kos shall each have certain responsibilities with respect to the conduct and execution of the Development Program, each of which are specifically described in Section 4.3 and Section 4.4, respectively. The respective funding obligations of Jagotec and Kos under the Development Program are set forth in Section 4.2.
          4.1.2 The Parties shall, through the Development Committee, prepare and deliver to the Steering Committee a proposed Annual Development Plan with respect to the Product in the Field in the Territory for each Calendar Year no later than December 1st of the immediately proceeding Calendar Year during the Development Program. For purposes hereof, an “Annual Development Plan” shall mean the plan of research, development, and regulatory activities to be undertaken during the upcoming Calendar Year as part of the Product’s Development Program as proposed by the Parties and approved by the Steering Committee. The Annual Development Plan will set forth the objectives, planned tasks, resource allocations and timelines for the conduct of the development activities with respect to the Product in the Field in the Territory, and in the event that Development Costs will be incurred in any such Calendar Year, a budget of such Development Costs.
     4.2 Development Funding. Responsibility for bearing the costs of the Development Program is as follows:
          4.2.1 **** shall bear the cost of the Core Clinical Program.
          4.2.2 To the extent that the Regulatory Authority requires any clinical or other trials in addition to the Core Clinical Program to be conducted in order to obtain Registration of the Existing Product for the Indications, the costs of such additional trials (the “Development Costs”): (i) shall be **** the Parties up to **** and (ii) subject to termination of this Agreement by Kos pursuant to Section 13.7.4, all amounts in excess of **** shall be borne ****.
               (a) Development Costs shall include: (i) all costs paid to Third Parties in connection with the conduct of studies on the toxicological, pharmacokinetical, metabolical or clinical aspects of the Product, the protocol design, data management, statistical analysis, document preparation, preparing, submitting, reviewing or developing data or information for submissions to the Regulatory Authority, and other actual reasonable expenses associated with the additional trials required by the Regulatory Authority; plus (ii) all costs paid to Third Parties for production of clinical supplies and CMC pharmaceutical development, or the Parties may agree that Jagotec should provide for production of clinical supplies and/or CMC pharmaceutical development at a cost agreed upon by the Parties at the time, in which case such costs shall be included in Development Costs.
               (b) No later than the **** of each month, Jagotec shall submit to Kos, in writing, the Development Costs incurred for the immediately preceding month. Such notification of Development Costs shall provide details regarding all costs described in each of clauses (i) and (ii) of Section 4.2.2(a). Kos shall pay either **** or ****, as applicable pursuant to this Section 4.2.2, of the Development Costs for the immediately preceding month no later than the **** of the following month.
               (c) All Development Costs paid by Kos to Jagotec pursuant to Section 4.2.2(b) shall be reimbursed to Kos by crediting at any one time (until such time as Kos has recovered the amounts paid pursuant to Section 4.2.2) of up to **** of, at Kos’ election: (i) any milestone payments due pursuant to Section 6.1.2 upon obtaining the first Registration of the Product as provided therein, (ii) any success fees due pursuant to Section 6.2; and/or (iii) any royalty payments due; and Kos may carry forward any unreimbursed amount to be credited against future payments until the full amount of such Development Costs paid by Kos has been fully recaptured by Kos. Notwithstanding the foregoing, the aggregate costs recaptured pursuant to this Section 4.2.2(c) and Section 6.4.1(a), shall in no event exceed **** of any payment due to Jagotec.

          4.2.3 At **** election, any Post-Registration Studies (to those specified pursuant to Section 4.4.1 with respect to pediatric asthma indications), and any trials conducted for the purpose of obtaining approval for COPD or any other indications in the Field, will be ****.
     4.3 Jagotec Responsibilities under the Development Program. As part of the Development Program for the Product, in accordance with each Annual Development Plan, Jagotec shall:
          4.3.1 **** (except as otherwise provided in Section 4.2.2), conduct the Core Clinical Program and such other research and development activities necessary to obtain Registration for the Existing Product for the Indications in the Territory, including: (i) the clinical trials specified in the Development Program to be conducted by Jagotec or otherwise required by a Regulatory Authority in order to obtain Registration of the Existing Product for the Indications; (ii) all CMC pharmaceutical development of the Existing Product for the Indications; (iii) manufacture and supply of Existing Product for Jagotec’s requirements for any of the foregoing in the Development Program; and (iv) all Registration stability and all analytical work required to obtain the Registration of the Existing Product for the Indications by the Regulatory Authority, including extractables and leachables testing;
          4.3.2 if requested by Kos, provide support to Kos, ****, with respect to Kos’ research and development activities necessary to obtain Registration for the Products for any indications, other than the Indication in the Territory, including: (i) the clinical trials specified in the Development Program to be conducted by Jagotec for Kos’ requirements for any of the foregoing; (ii) all CMC pharmaceutical development for such other indications; and (iii) all Registration stability and all analytical work required to obtain the Registration of the Existing Product for any indications, other than the Indications, by the Regulatory Authority, including extractables and leachables testing;
          4.3.3 manufacture and supply of Existing Product for Kos’ requirements for any of the foregoing in the Development Program **** pursuant to the terms and conditions of the Supply Agreement;
          4.3.4 ****, submit Registration Applications for the Existing Product and obtain Registrations for the Existing Product for the Indications in the Territory as soon as reasonably possible;
          4.3.5 ****, prepare the product label included in the Registration for the Existing Product for the Indications, subject to review and approval of any proposed labels by the Development Committee;
          4.3.6 ****, take the lead in, and be responsible for, all communications with the Regulatory Authority arising during review of the Registration Applications for the Existing Product for the Indications submitted by Jagotec. For purposes of clarification, prior to transfer of any Registration to Kos pursuant to Section 8.1.2, all communication with a Regulatory Authority with regard to the Existing Product shall be made through Jagotec, provided that Jagotec will: (i) consult in advance with Kos with respect to any substantive or material filings or correspondence with any Regulatory Authority to be made by Jagotec in accordance with this Agreement and the Development Program; and (ii) promptly provide Kos copies of any correspondence received from any Regulatory Authority;
          4.3.7 facilitate discussions between Jagotec’s other licensees outside of the Territory with respect to the Product (collectively, “Licensees”) and Kos, for Kos and the Licensees to share pre-clinical and clinical data, INDs, clinical trial protocols and plans, registration applications (including the Registration Applications), registrations (including Registrations) and other regulatory filings, studies, information and materials relating to the development and commercialization of the Product in the Field; and
          4.3.8 use Commercially Reasonable Efforts to perform such other responsibilities with respect to the Development Program as may be mutually agreed upon in writing by the Parties from time to time.
     4.4 Kos Responsibilities under the Development Program. As part of the Development Program for the Product, in accordance with each Annual Development Plan, Kos shall, at ****:
          4.4.1 conduct: (i) all clinical trials specified in the Development Program to be conducted by Kos, specifically including, without limitation, clinical trials for pediatric asthma or other indications, other than the Indications; and (ii) all Post-Registration Studies;
          4.4.2 at any time, but no later than promptly following Registration of the Existing Product for the Indications in the Territory, give due consideration to pursuing an indication for COPD in the Territory;
          4.4.3 to the extent provided for in the Development Program, use Commercially Reasonable Efforts to submit Registration Applications and obtain Registrations for any indications in the Field other than the Indications;
          4.4.4 take the lead in, and be responsible for, all communications with the Regulatory Authority arising during review of the Registration Applications submitted by Kos; provided that Kos will: (i) consult in advance with Jagotec with respect to any substantive or material filings or correspondence with any Regulatory Authority to be made by Kos in accordance with this Agreement and the Development Program; and (ii) promptly provide Jagotec copies of any correspondence received from any Regulatory Authority; and
          4.4.5 use Commercially Reasonable Efforts to perform such other responsibilities with respect to the Development Program as may be mutually agreed upon in writing by the Parties from time to time.
     4.5 Conduct of Development Program Activities. Each Party, acting in accordance with this Section 4 and the relevant Annual Development Plan, shall:
          4.5.1 reasonably cooperate with the other Party, as requested by the other Party with primary responsibility over the applicable task set forth in the Annual Development Plan to implement all such plans and such other activities that, from time to time, the

Development Committee decides are necessary or useful for the commercial success of the Development Program;
          4.5.2 conduct the Development Program in good scientific manner, and in compliance in all material respects with all requirements of Applicable Laws, and all other requirements of any applicable cGMP, GLP and GCP;
          4.5.3 maintain records, in sufficient detail and in good scientific manner, which shall be complete and accurate in all material respects and shall fully and properly reflect all work done and results achieved in connection with the Development Program in the form required under all Applicable Laws, and shall retain such records for no less than the period of time required by Applicable Laws;
          4.5.4 allow representatives of the other Party, upon reasonable prior written notice and during normal business hours, at its own expense, to visit such Party’s facilities where the Development Program is being conducted, and consult, during such visits and by telephone, with such Party’s personnel performing work on the Development Program, so long as such visits and consultations are not unreasonably disruptive and are limited to a review of only that portion of the facility where the Development Program is being conducted. The other Party shall maintain any information received (whether by observation or otherwise) during such visit in confidence in accordance with Section 11 and shall not use such information except to the extent otherwise permitted by this Agreement; and
          4.5.5 during the period that the Development Program is being conducted, inform the Development Committee of the performance of the Annual Development Plan through periodic progress reports submitted to the Development Committee. In addition, at any time upon either Party’s request, the Parties will exchange copies of any final reports of any clinical studies performed by the Parties, and any other information or data reasonably requested by a Party relating to the Development Program.
     4.6 Improved Products.
          4.6.1 In the event that either Party develops an Improved Product during the term of this Agreement, such Party shall promptly notify the other Party of such Improved Product.
          4.6.2 The Steering Committee shall review the data and information available on such Improved Product and determine whether the Parties should pursue the further development and commercialization of such Improved Product, taking into consideration the value of such Improved Product over the Existing Product, the cost of, and timeline for, development of such Improved Product, the intellectual property position of the Improved Product, whether rights to any Third Party patents will be required and, if so, the allocation of responsibility between the Parties to bear such expense, whether the Parties can reach agreement on the allocation of development funding and responsibility with respect to such Improved Product, and such other factors as the Steering Committee reasonably believes is relevant to its determination.

          4.6.3 In the event that the Steering Committee determines to pursue the further development and commercialization of such Improved Product, and subject to any amendment to this Agreement necessary to reflect the agreement of the Parties relating to allocations of obligations and responsibilities, such Improved Product shall become a Product for purposes of this Agreement.
          4.6.4 In the event that the Steering Committee ****, each Party **** this Agreement.
     4.7 Manufacture and Supply Agreement. Following the Effective Date and within ninety (90) days thereof, Jagotec and Kos (or an Affiliate of Kos) shall negotiate in good faith and shall enter into a Manufacture and Supply Agreement (the “Supply Agreement”) which shall reflect, among other things, the terms outlined in Schedule 4.7 for the supply of Existing Products by (or on behalf of) Jagotec for use in the Development Program and for commercialization of the Existing Product.
5. Commercialization Program.
     5.1 Commercialization Program.
          5.1.1 The “Commercialization Program” for the Product shall be comprised of: (i) all manufacturing forecasts, marketing, advertising, promotional, launch (including pre-launch market development and market research) sales activities and sales representative detailing plan for the Product in the Field in the Territory including, without limitation, planned budgets and expenditures; (ii) all filings, reports and related regulatory interactions required by any Regulatory Authority to maintain Registration in the Territory after the Registration of such Product in the Field in the Territory; and (iii) all Post-Registration Studies.
          5.1.2 Other than manufacture of the Product, Kos, either itself and/or by and through its Affiliates, shall be responsible for all activities comprising the Commercialization Program for the Product.
          5.1.3 Beginning **** prior to the anticipated First Commercial Sale of the Product in the Field in the Territory (as determined by the Steering Committee) and thereafter, not later than ****, Kos shall prepare and deliver to the Commercialization Committee, for its review and comment, a proposed plan for the marketing, sales, development, and regulatory (if applicable) activities expected to be undertaken during the upcoming Calendar Year as part of the Commercialization Program in the Territory and a timeline and budget for undertaking the same (such plan, an “Annual Commercialization Plan”). In addition, Kos shall deliver any material modifications made to any Annual Commercialization Plan to the Commercialization Committee for review and comment promptly following such modifications. Without limiting the foregoing, each Annual Commercialization Plan for the Product shall contain annual forecasts of sales, production requirements, annual marketing plans, product positioning, campaign strategies, pricing strategies, sampling strategies, targets and projections for the approximate number of sales representatives to be deployed, a budget of the anticipated Marketing Costs (including, without limitation, expenditures for market research, physician education, and advertising), the number of Primary Details Equivalents (“PDEs”) of the Product

to be provided during such Calendar Year and the allocations of such PDEs during each month of each Calendar Year, a reasonably descriptive overview of the marketing and advertising campaigns proposed to be conducted, Net Sales targets, managed care contract strategies, and, if applicable, Post-Registration Studies (including scope and strategic direction).
     5.2 Responsibilities of Kos under the Commercialization Program. Kos, either itself and/or by or through its Affiliates, (either directly or through the use of subcontractors, co-promotion partners, consultants or contract sales force pursuant to Section 5.5), shall be responsible for, and shall have the exclusive right to engage in, all marketing, advertising, promotional, launch and sales activities in connection with the marketing of the Product in the Field in the Territory. As part of the Commercialization Program, at Kos’ expense, Kos shall:
          5.2.1 use its Commercially Reasonable Efforts to launch the Product in the Territory as soon as possible **** after the issuance of the Registration: provided, however, failure to launch and to make the First Commercial Sale of the Product in the Territory within **** of the issuance of the Registration shall be deemed a material breach of this Agreement subject to termination by Jagotec pursuant to Section 13.3; provided further that: (i) Jagotec has confirmed to Kos within **** following receipt of the Registration that Jagotec is able to ship to Kos its initial order(s) for supply of finished and packaged Product that is released for commercial sale by the requested delivery date(s) contained in the orders, based on the forecast Kos submits **** prior to the anticipated First Commercial Sale containing Kos’ initial **** of firm order(s), if such order(s) for such Product have been made pursuant to the terms of the Supply Agreement; and (ii) Jagotec provides Kos with a Certificate of Officer of Jagotec, attached hereto as Schedule 5.2.1, stating that Jagotec reasonably believes that it can meet Kos’ requirements for the **** following such First Commercial Sale based on Kos’ most recent forecasts provided pursuant to the Supply Agreement;
          5.2.2 perform pre-commercialization analysis, planning, market preparation and related marketing activities in the Territory;
          5.2.3 carry out the distribution, marketing and sales of the Product in the Territory;
          5.2.4 promote the Product with at least **** PDEs during **** following the First Commercial Sale consistent with the allocation set forth in the Annual Commercialization Plan for the relevant period following the First Commercial Sale; provided, however, that if the first Registration for the Product has not been obtained on or before ****, then Kos’ obligation in this Section 5.2.4 shall no longer apply;
          5.2.5 incur at least **** per annum of Marketing Costs in each of the **** following the First Commercial Sale of the Product, provided that: (i) with respect to the **** following the First Commercial Sale, up to **** of such amount may be incurred in the twelve (12) months prior to such First Commercial Sale; and (ii) to the extent that Kos undertakes any Phase IV clinical trials (solely to the extent any such trials are: (A) conducted in support of approved indications in the Field, (B) not intended to result in a labeling change, and (C) not required by any Regulatory Authority) during such ****, Kos shall be permitted to credit the costs of such Phase IV clinical trials, up to a maximum amount of **** per annum, as Marketing

Cost; provided, however, that in any event Kos shall spend at least **** in the **** following the First Commercial Sale (and specifically excluding the Marketing Costs incurred during the **** prior to Product the First Commercial Sale) on Marketing Costs other than such Phase IV clinical trials; and further provided that if the first Registration for the Product has not been obtained on or before ****, then Kos’ obligation in this Section 5.2.5 shall no longer apply;
          5.2.6 conduct the Commercialization Program in compliance in all material respects with Applicable Laws;
          5.2.7 use Commercially Reasonable Efforts to manage reimbursement for the Product in the appropriate reimbursement channels (health maintenance organizations, pharmacy benefit management companies and institutional customers) and shall be responsible for all costs associated with such efforts; Jagotec shall be updated in reasonable detail of all Kos’ efforts in this regard;
          5.2.8 provide suitable storage and handling in accordance with the labeling for the Product and the Specifications and other appropriate facilities and services as needed for the storage and continuous sale and distribution of the Product throughout the Territory;
          5.2.9 prepare the Annual Commercialization Plans for commercialization of the Product, including an annual budget therefor and ensure the Marketing Costs incurred during each Calendar Year during the term of this Agreement are not less than those set out in the Annual Commercialization Plan for such year, and provide quarterly updates;
          5.2.10 provide all medical information services for the Product, which may include, telephone hotlines, informational fax programs, mail response programs or such other services as Kos reasonably deems appropriate;
          5.2.11 administer and pay any chargebacks, rebates, administrative service fees and other discounts and fees with respect to the Product which from time to time Kos may agree to give or may be required under Applicable Laws to give to payors or purchasers of the Product;
          5.2.12 maintain all required Registrations in the Territory at its expense, including without limitation, Post-Registration Studies and filing NDA annual reports as required;
          5.2.13 conduct all reporting, including adverse event reporting, to the Regulatory Authority as required by Applicable Laws;
          5.2.14 provide a **** report on inventory level of Product held by its customers and use Commercially Reasonable Efforts to ensure that **** after Product launch, such inventory does not **** of Net Sales of Product based on the previous ****. If the inventory **** of Net Sales, the Parties will meet to determine what actions to take and, in addition, will consider Kos ceasing to supply to such customers;
          5.2.15 maintain records, which shall be complete and accurate in all material respects and shall fully and properly reflect all revenues in connection with the Product. Jagotec shall have the right, during normal business hours, upon reasonable prior written notice, to inspect all such records at its own expense, so long as doing so is not unreasonably disruptive; provided, however, Jagotec shall be permitted **** during any ****. Jagotec shall maintain such records and information contained therein in confidence in accordance with Section 11 and shall not use such records or information except to the extent otherwise permitted by this Agreement; and
          5.2.16 undertake, and have primary responsibility for all communication with the Regulatory Authorities in the Territory in connection with Kos’ marketing and sales activities in the Territory, including the submission to the FDA for approval of all marketing materials used in the Territory (for purposes of clarification, following transfer of a Registration to Kos pursuant to Section 8.1.2, or with respect to all Registrations submitted by Kos, all communication with a Regulatory Authority regarding such Product shall be made through Kos); provided, however, the Jagotec shall cooperate with Kos in order for Kos to meet its obligations pursuant to this subsection.
     5.3 Modifications to Kos’ Commercialization Obligations. In the event that: (A) there is an “Inability to Supply” as defined in the Supply Agreement (and currently provided in the term sheet for the Supply Agreement set forth in Schedule 4.7); or (B) Jagotec fails for any reason to supply Kos with, in the aggregate, at least **** of the quantities of Product ordered by Kos in any **** month period; then: (i) the Steering Committee shall determine whether such Inability to Supply has or is reasonably likely to have a material negative affect on the market potential of the Product and, if so, whether Kos’ obligations under Sections 5.2.4 and 5.2.5 should be modified (and to what levels) to take such affect into consideration (but such levels will not be modified in any way to increase the level of Kos’ obligations under such Sections); and (ii) during the period of such determination process (including, if necessary resolution by an Expert pursuant to Section 3.5.4), Kos’ obligations under Sections 5.2.4 and 5.2.5 shall be tolled until a final determination is made (so that Kos’ obligations cease during such tolled period and the relevant period is extended to add the number of days to the end of such period equal to the number of days for which such obligations are tolled). If the Steering Committee determines (whether by consensus or through the use of an Expert as provided in Section 3.5.4) that such obligations should be modified or terminated, then Kos’ obligations shall resume at such modified levels, if any.
     5.4 Responsibilities of Jagotec under the Commercialization Program. Jagotec shall be responsible for facilitating discussions between Jagotec’s Licensees and Kos for Kos and such Licensees to share certain information relating to their respective commercialization plans (consistent with the determination of the Commercialization Committee as provided in Section 3.3.3) for the Product in the Field so that a consistent global commercialization plan for the Product in the Field can be developed as between Kos and such Licensees. For clarity, Jagotec and its Licensees shall have the ultimate decision making authority with respect to each commercialization plan of such Licensees outside the Territory for the Product.
     5.5 Subcontractors/Co-promotion Partners. Kos shall be permitted, **** with the consent of the Commercialization Committee pursuant to Section 3.3.6, to engage subcontractors, co-promotion partners, consultants and/or contract sales forces to perform, or assist Kos in the performance of, its commercialization obligations hereunder (including the satisfaction of its PDE requirements pursuant to Section 5.2.4), provided that Kos remains primarily responsible for satisfying such contractual obligations hereunder.
6. Milestones; Success Fees and Royalties.
     6.1 Milestones.
          6.1.1 A non-refundable, non-creditable payment of $25,000,000 will be due from Kos to Jagotec upon the execution of this Agreement and such amount shall be paid to Jagotec within **** business days from the Effective Date.
          6.1.2 Upon the first occurrence of the milestone events set forth below, a non-refundable, non-creditable (except as provided in Section 4.2.2) development milestone payment will be due from Kos to Jagotec, following the occurrence of such milestone event and such amount shall be paid to Jagotec within **** of such event:

Milestone Payment
Milestone Event			(U.S. Dollars)
****
	•	If accepted on or before ****	****

	•	If accepted on or after **** but prior to ****	****

	•	If accepted on **** or later	****

****

	•	If approved on or before ****	****

	•	If approved on or after **** but prior to ****	****

	•	If approved in ****	****

	•	If approved in **** or later (provided that, if on or after ****, Kos has not exercised its termination rights set forth in Section 13.7.3)	****
     6.2 Success Fees. On the first occurrence of each of the following success events, the corresponding non-refundable and non-creditable (except as provided in Section 4.2.2) payments will be due and payable from Kos to Jagotec and shall be payable within **** days of the occurrence of such success event:

Success Event		Success Fee
1.	The first time Net Sales of the Product in the United States in any consecutive **** period reaches **** (“Success Event 1”)	****

2.
The first time Net Sales of the Product in the United States reaches **** in any consecutive **** month period starting with the month following the month in which Success Event 1 is reached (“Success Event 2”)
****

3.	The first time Net Sales of the Product in the United States reaches **** in any consecutive **** month period starting with the month following the month in which Success Event 2 is reached	****
     For the avoidance of doubt, in the event that, for example, the first time Net Sales of the Product in the Territory in any consecutive **** month period reaches **** is **** of a given year, then Jagotec shall be entitled to a success fee of **** within **** thereafter. The first month of Net Sales of the Product in the Territory which can be included for purposes of reaching Success Event 2 will be **** of such year. In the event that Net Sales of the Product in the Territory reach **** during the period from **** such given year through **** of the following year, Jagotec shall be entitled to the success fee of **** within **** thereafter.
     6.3 Royalty Payments to Jagotec. During the term of this Agreement, Kos shall also pay to Jagotec royalties at a royalty rate as set forth below:

Annual Net Sales		Royalty Rate
1.	On Net Sales of the Product in the Territory which are < **** in any Calendar Year	****

2.	On Net Sales of the Product in the Territory which are > **** but < **** in any Calendar Year	****

3.	On Net Sales of the Product in the Territory which are > **** in any Calendar Year	****

     By way of example but not limitation, if Net Sales of the Product in a Calendar Year are **** Jagotec shall received a royalty equal to ****, calculated as follows: (i) **** of the first **** of Net Sales, or **** plus (ii) **** of Net Sales from ****, or ****, plus (iii) **** of Net Sales over **** or ****.
     6.4 Royalty Reductions.
          6.4.1 If either Party deems it necessary to obtain a license, or other rights to any Blocking Patents with respect to the Product, such Party shall notify the other Party.
               (a) If the other Party agrees, then the Parties shall discuss in good faith the procedure by which the Parties will seek to obtain such license or other rights. The costs paid to a Third Party (including royalties upfront, initial, milestone and periodic payments, court awarded damages and settlement payments) associated with obtaining such license or other rights shall be **** by the Parties in the following manner: all costs shall be paid by **** to such Third Party, provided that **** of such costs shall be reimbursed to **** by crediting at any one time (until such time as **** has recovered such costs) up to **** of, at **** election: (i) any **** upon obtaining the first Registration of the Product as provided therein; (ii) any ****; and/or (iii) any ****; and **** may carry forward any unreimbursed amount to be credited against future payments until the full fifty percent (50%) of such costs (including royalties upfront, initial, milestone and periodic payments, court awarded damages and settlement payments) paid by *** have been fully recaptured by ****. Notwithstanding the foregoing, the aggregate costs recaptured pursuant to this Section 6.4.1(a) and Section 4.2.2(c) shall in no event exceed **** of any payment due to ****.
               (b) If the other Party disagrees with the initial assessment, the Parties shall obtain an opinion of independent patent counsel reasonably acceptable to both Parties to make such determination, and such opinion shall be binding on both Parties. In the event that such opinion indicates that there is a Blocking Patent, then the Parties shall immediately proceed in the manner provided in Section 6.4.1(a). The Party making the incorrect assessment shall be solely responsible for all attorney fees incurred in connection with this Section 6.4.1(b).
          6.4.2 If a Generic Product is being marketed and sold in the Territory, for any **** in which sales of the Product measured on a number of units sold basis are at least **** lower than the average number of units of Product sold by Kos and its Affiliates during the **** prior to the launch of such Generic Product the royalty rate with respect to Net Sales in such **** shall be **** of the royalty rate which would otherwise apply to such Net Sales during such **** as set forth in Section 6.3. For purposes of clarity, the foregoing royalty reduction shall not apply to any **** in which the number of units of Product sold by Kos and its Affiliates are not at least **** lower than the average number of units of Product sold in the **** prior to launch of such Generic Product, as described above.
          6.4.3 Upon the expiration of the term of this Agreement pursuant to Section 13.1, if the Parties agree in writing to extend the term of this Agreement pursuant to Section 13.2, and provided that a Generic Product is not being marketed and sold in the Territory, the royalty rate with respect to Net Sales during such extended term shall be **** of the royalty rate which would otherwise apply to such Net Sales as set forth in Section 6.3. Notwithstanding the foregoing, in the event that a Generic Product is being marketed and sold in the Territory in the manner set forth in Section 6.4.2 and the Parties have agreed to extend the term of this Agreement pursuant to Section 13.2, the royalty rate for Net Sales specified in Section 6.3 which would otherwise apply to Net Sales during the applicable Calendar Quarter shall be reduced to ****.
          6.4.4 For the sake of clarity, in no event shall the royalty rate for Net Sales during any period be less than ****.
     6.5 Material Breach. Without limiting or otherwise defining what might be other material breaches of this Agreement by Kos, any failure to make payment pursuant to this Section 6 in accordance with the terms of this Agreement by Kos shall be deemed to be a material breach of this Agreement, subject to the notice and cure provisions set forth in Section 13.3.
     6.6 Bartering and Bundling Prohibited. Kos and its Affiliates shall not accept or solicit any bartered goods or services for the sale of any Product. If Kos or any of its Affiliates that distribute the Product, sells any Product to a customer who also purchases other products from such entity, Kos agrees that if it bundles or includes any Product as part of any multiple product offering in a manner that is reasonably likely to disadvantage the Product in order to benefit sales or prices of other products offered for sale by Kos or its Affiliates, then for purposes of calculating the payments due hereunder, the Net Sales shall be adjusted to reverse any discount which was given to a customer that was in excess of customary discounts for the Product (or, in the absence of relevant data for the Product, other similar products under similar market conditions), if such discount was given in order to gain or maintain sales of other products.
7. Payments and Reports.
     7.1 Payments.
          7.1.1 Beginning with the Calendar Quarter in which the First Commercial Sale of the Product is made in the Territory, and for each Calendar Quarter thereafter, (i) royalty payments shall be made to Jagotec pursuant to Section 6.3 within **** days following the end of each such Calendar Quarter for the first, second and third Calendar Quarters in each Calendar Year; and (ii) royalty payments pursuant to Section 6.3 for the fourth Calendar Quarter of each Calendar Year shall be made to Jagotec within **** days following the end of each such Calendar Quarter; provided, however, that Kos shall provide Jagotec with an interim report detailing an estimate of the royalty payments for each such fourth Calendar Quarter within **** days following the end of such Calendar Quarter. Each royalty payment shall be accompanied by a report, summarizing the total gross sales and total Net Sales (including an itemization of the deductions applied to the gross sales to derive such Net Sales), the number of units of Product sold (less damaged, rejected, returned or recalled Product) during the relevant Calendar Quarter and the calculation of royalties, if any, due. Each such statement shall be accompanied by the payment of the royalties due to Jagotec. No invoice shall be required from Jagotec in this respect.
          7.1.2 All other payments to be made under this Agreement shall be made in accordance with the terms set out in the applicable Section(s) regarding such payments.
     7.2 Mode of Payment; Interest. All payments under this Agreement shall be made in U.S. Dollars, via wire transfer of immediately available funds or check as directed by the other Party from time to time. Such payments shall be without deduction of exchange, collection, transfer or other charges. Jagotec shall be entitled to interest on all late payments. Such interest shall be calculated from the date such amount was due until the date such amount is actually paid, at the rate of **** over the prime rate of interest reported in The Wall Street Journal (East Coast Edition) for the date such amount was due.
     7.3 Records Retention.
          7.3.1 Commencing with the First Commercial Sale of a Product, Kos shall keep, and shall require its relevant Affiliates to keep, complete and accurate records pertaining to the sale of Product for the later of (a) a period of **** after the year in which such sales occurred, and (b) **** after expiration of the shelf life for Product, and in sufficient detail to permit Jagotec to confirm the accuracy of the royalty payments paid by Kos pursuant to Section 6.3.
          7.3.2 To enable Jagotec to confirm the Marketing Costs, Kos shall keep, and shall require its relevant Affiliates to keep, complete and accurate records pertaining to the Marketing Costs incurred for a period of **** after the year in which such costs were actually incurred.
     7.4 Audits.
          7.4.1 At the request **** of Jagotec, Kos (and its Affiliates, if applicable) shall permit an independent, certified public accountant appointed by Jagotec and reasonably acceptable to Kos, at reasonable times and upon reasonable written notice, to examine such records as may be necessary for the sole purpose of verifying the calculation and reporting of Net Sales, Marketing Costs, and the correctness of any royalty payment or other payment made under this Agreement for any period within the preceding ****; provided, however, Jagotec shall be permitted only one (1) such audit in any twelve (12) month period. Said accountant shall not disclose to Jagotec or any other person any information, except that such accountant may disclose to Jagotec the fact of a deficiency, the lack of a deficiency or any overpayment, and the degree thereof, including the dollar amount. All results of any such examination shall be made available to Kos.
          7.4.2 In the event that any audit reveals an overpayment or an underpayment in the amount of any payments that should have been paid by Kos to Jagotec, then the overpayment or underpayment amount, as the case may be, shall be paid within **** days after receipt of the final audit report, ****. ****. In addition, if the underpayment is in excess of **** of the amount that actually should have been paid, then Kos shall reimburse Jagotec for the reasonable cost of such audit.

          7.4.3 Except in the case of circumstances which would have prevented an error or anomaly from being disclosed during an audit performed under this Section 7.4, such as fraud, misrepresentation or other willful misconduct or gross negligence to provide accurate information, upon the expiration of **** following the end of any Calendar Year, the calculation of royalties payable with respect to such year will be binding and conclusive upon each Party and Kos will be released from any liability or accountability with respect to royalties for such Calendar Year.
     7.5 Taxes.
          7.5.1 Jagotec will be responsible for any income or other taxes owed by Jagotec or required by Applicable Laws to be withheld or deducted from any of the royalty and other payments made by or on behalf of Kos to Jagotec hereunder (“Withholding Taxes”), and Kos may deduct from any amounts that Kos is required to pay to Jagotec hereunder an amount equal to such Withholding Taxes as relate to such payments. Jagotec will provide Kos any information available to Jagotec that is necessary to determine the Withholding Taxes. Kos will pay such Withholding Taxes to the proper taxing authority for Jagotec’s account and will send evidence of such payment to Jagotec within one month of such payment. The Parties will do all such lawful acts and things and sign all such lawful deeds and documents as either Party may reasonably request from the other Party to enable Jagotec and Kos to take advantage of any applicable legal provision or any double taxation treaties with the object of paying the sums due to Jagotec hereunder without withholding or deducting any Withholding Taxes, or the recovery thereof.
          7.5.2 Without limiting the immediately preceding sentence, Kos agrees that, with respect to any royalty or other payment made by or on behalf of Kos to Jagotec (as the beneficial owner) hereunder, after Kos has received both:
               (a) a properly executed Form W-8BEN from Jagotec, certifying that: (a) Jagotec (the beneficial owner) is a resident of Switzerland within the meaning of the income tax treaty between the United States and Switzerland (the “Treaty”); (b) the beneficial owner’s U.S. taxpayer identification number is stated on the Form W-8BEN; (c) the beneficial owner derives the item (or items) of income for which the Treaty benefits are claimed; and (d) the beneficial owner meets the requirements of the Treaty provision dealing with limitation on benefits; and
               (b) such other documents as Kos determines constitute a sufficient basis upon which Kos may rely to establish that Kos does not know or have reason to know that it is, by reason of this Agreement, a financed entity in a conduit financing arrangement (as such terms are defined by Section 1.881-3 of the Treasury Regulations),
Kos will not, for the period during which such Form W-8BEN is in effect and during which Kos does not know or have reason to know that it is, by reason of this Agreement, a financed entity in a conduit financing arrangement, deduct or withhold any amount as Withholding Taxes for United States federal income tax purposes except to the extent that the United States is permitted, by the Treaty, to impose tax in such amount on income of the same type as such payment, derived by a resident of Switzerland that meets the requirements of the Treaty provision dealing with limitation on benefits with respect to such payment.

          7.5.3 Should Jagotec be required by Applicable Laws to account for Swiss VAT, Kos shall also pay Jagotec such additional VAT. This shall apply only if Jagotec provides Kos with an invoice compliant with all the formal VAT requirements. Kos shall not be obliged to pay any additional VAT to Jagotec should the services be subject to Swiss VAT only because of Jagotec neglecting any formal requirements.
8. Ownership; Patents and Trademarks.
     8.1 Ownership; Validity; Enforceability.
          8.1.1 Subject to the licenses granted to Kos pursuant to Section 2, Jagotec has and shall retain all right, title and interest in and to the Jagotec Technology (including without limitation the Patents set forth on Schedule 1.60) and all Registration Applications, Registrations and other regulatory filings and approvals, except as otherwise provided in Section 8.1.2.
          8.1.2 Promptly following receipt of a Registration for the Indications in the Territory, Jagotec shall transfer and assign to Kos all right, title and interest in and to such Registration.
          8.1.3 Each Party shall solely own all right, title and interest in and to any and all data and information, other than Inventions, created or developed in connection with the Development Program exclusively by or on behalf of such Party (the “Data"). Notwithstanding the foregoing, each Party shall have the non-exclusive right to have access to, use and reference the Data of the other Party for its own purposes with respect to its rights to the Product in the Field.
     8.2 Inventions.
          8.2.1 Each Party shall solely own all rights, title and interest in and to any Inventions developed independently by such Party in the course of its performance of, and arising directly from, the Development Program; ****. Each Party shall promptly disclose any Invention made by such Party to the other Party. Inventions jointly conceived and developed during the performance of the Development Program and directly related to the Product shall be jointly owned by Jagotec and Kos, other than that portion of any Inventions ****. Each Party shall be permitted to use jointly owned Inventions without obligation to the other Party.
          8.2.2 Kos and Jagotec shall not unreasonably refuse to grant each other release from confidentiality obligations set forth in this Agreement and the Confidentiality Agreement to the extent that such release is necessary to permit the filing of a patent application for an Invention. Further, each Party agrees to execute at any time all instruments of assignment and other documentation necessary or requested by the other Party, at such other Party’s expense, for the purpose of perfecting or maintaining ownership rights in all of its Inventions as set forth in this Section 8.2.
          8.2.3 Each Party shall have full responsibility for, and shall control the preparation, prosecution and maintenance of, all patents and patent applications relating to Inventions owned by such Party as set forth in this Section 8.2 and shall pay all costs and expenses of filing, prosecuting and maintaining such patents.

          8.2.4 For Inventions owned jointly, **** shall have the right to control the preparation, filing, prosecution and maintenance of Patents arising from such Inventions. Costs in connection with the preparation, filing, prosecution and maintenance of Patents covering such jointly owned Inventions shall be **** by both Parties, to the extent both Parties agree to pursue and maintain such Patents. Notwithstanding the foregoing, **** shall, significantly in advance of the projected filing date, provide draft patent applications to **** for its review and will consider and include any timely suggested revisions thereto. **** shall also keep **** apprised of all office actions and other developments in the course of a patent approval process.
          8.2.5 Where one Party does not wish to file, prosecute or maintain a Patent for any jointly owned Inventions, it shall promptly so notify the other Party and the other Party may, at its own expense, pursue and maintain Patents for the jointly owned Inventions. The non-filing Party shall take all reasonable steps to cooperate and assist the filing Party with respect to the pursuit of Patents on jointly owned Inventions. The filing Party shall thereafter exclusively own all rights, title and interest in such Inventions.
     8.3 Patent and Trademark Enforcement.
          8.3.1 If either Party gains knowledge of an infringement, unauthorized use, misappropriation or ownership claim or threatened infringement or other such claim, including an ANDA filing (an "Infringement”) by a Third Party with respect to the Jagotec Technology or the Jagotec Marks within the Territory, such Party shall promptly notify the other Party in writing and shall promptly provide such other Party with available details and information of such Infringement.
          8.3.2 In connection with an ANDA filing which may adversely affect sales of the Product, Kos shall have the first right, but not the duty, to institute Infringement actions or make objections against such Third Party filing the ANDA. If Kos does not institute an Infringement actions or otherwise object to such ANDA filing within **** of when such ANDA filing is made, Jagotec shall have the right, but not the obligation, to institute Infringement action or make objections with respect to such ANDA filing by such Third Party.
          8.3.3 Jagotec shall have the first right, but not the duty, to institute Infringement actions (other than those covered by Section 8.3.2) against Third Parties based on any Jagotec Technology or any Jagotec Mark owned by Jagotec or any of its Affiliates. If Jagotec does not secure actual cessation of such Infringement (except by granting said Third Party a license under the infringed Jagotec Technology, which such license shall not be granted without Kos’ written consent) or institute an Infringement proceeding against an offending Third Party within **** of learning of such Infringement, Kos shall have the right, but not the obligation, to institute such an action with respect to any Infringement by such Third Party, provided that, in no event shall Kos enter into any settlement, consent judgment or other voluntary final disposition of such action which adversely affects the Product, any Jagotec Technology or any Jagotec Mark without the prior written consent of Jagotec. If Kos chooses not to act within **** of obtaining such right, the right to institute Infringement actions against Third Parties revert back to Jagotec.

          8.3.4 Each Party prosecuting any such Infringement actions pursuant to Section 8.3.2 or 8.3.3 (also referred to herein as “an Infringement action”) shall keep the other Party reasonably informed as to the status of such actions including, but not limited to, providing the other Party with copies of all pleadings and other material documents filed with the court and will consider reasonable input from the other Party during the course of the proceedings. Each Party shall cooperate with the other Party and shall execute all necessary and proper documents, take such actions as shall be appropriate to allow the other Party to institute and prosecute such Infringement actions and shall otherwise cooperate in the institution and prosecution of such actions (including, without limitation, consenting to being named as a party thereto).
          8.3.5 Any costs and expenses associated with such an Infringement action, including fees for attorneys and other professionals, and any award, including enhanced damages, paid by such Third Parties as a result of any such Infringement action (whether by way of settlement or otherwise) shall first be used to reimburse the Party that instituted and maintained such action alone for all costs and expenses, including reasonable fees for attorneys and professionals, incurred for instituting and maintaining such action, and any award remaining shall be divided evenly between the Parties. To the extent that the Parties have cooperated in instituting and maintaining such action, the Parties shall share costs and expenses, including reasonable fees for attorneys and professionals, equally and shall apportion any awards between themselves in a manner commensurate with each Party’s pro-rata share of the costs and expenses in instituting and maintaining such action. After the recovery of all such costs by both Parties, any award remaining thereafter shall be shared as follows:
               (a) Except as otherwise provided in Section 8.3.5(b), any award remaining thereafter shall be divided between the Parties with **** to Kos and **** to Jagotec.
               (b) Notwithstanding the foregoing and anything to the contrary contained herein, in the event that any portion of any award is specifically attributed by a court (or agreed upon in a settlement) to lost sales, such portion shall be shared by the Parties as if such amount constituted Net Sales in the Calendar Year in which such award is finally awarded by the court (or such settlement entered into), and any remaining portion of any such award shall be shared by the Parties equally.
     8.4 Infringement Action by Third Parties. Unless otherwise covered by Jagotec’s indemnification obligation pursuant to Section 12.1.2, in the event of the institution or threatened institution of any suit by a Third Party against: (i) Kos, or its Affiliates, for Infringement involving the Jagotec Technology or Jagotec Marks, including the manufacture, use, offer to sell, sale, distribution or marketing of the Product in the Territory or importation of the Product into the Territory; and/or (ii) Jagotec or any other Person for Infringement involving the Jagotec Technology or Jagotec Marks in the Territory, Kos or Jagotec, as the case may be, shall promptly notify the other Party in writing of such suit or threatened suit. Except for suits covered by Jagotec’s indemnification obligation pursuant to Section 12.1.2, Kos shall determine how the Parties shall defend such suit or threatened suit and how the defense of such action shall be controlled; provided that Kos shall consult Jagotec about its defense strategy and keep Jagotec informed of the status of such suit. Kos may not enter into any settlement of such suit which adversely affects Jagotec without the prior written consent of Jagotec, which consent shall not be unreasonably withheld or delayed. The Parties shall equally share: (i) all costs and expenses

(including fees for attorneys and professionals) of such suit or threatened suit (including fees for attorneys and professionals) incurred by the Parties with respect to such action; and (ii) any damages awarded to and settlements made with any Third Party resulting from such suit or threatened suit. To the extent any award or damages are granted to Jagotec and/or its Affiliates, and/or Kos and/or its Affiliates, resulting from such suit or threatened suit (whether by way of judgment, award, decree, settlement or otherwise), the amount of the recovered award or damages shall first be used to reimbursing each Party for all costs and expenses (including fees for attorneys and professionals) incurred by each Party in defending against the suit or threatened suit on a pro-rata basis. Any remaining award or damages after reimbursement of Jagotec and Kos shall be split equally between the Parties. Each Party shall assist and cooperate with the other Party, at the other Party’s reasonable request and expense, in the defense of any such suit or threatened suit (including, without limitation, consenting to being named as a party thereto). During the pendency of such action, Kos shall continue to make all payments due under this Agreement.
9. Regulatory Matters.
     9.1 Adverse Event Reporting. Jagotec and Kos shall report to the other any information of which they have knowledge concerning any adverse drug experience in connection with the use of the Product, including the incidence or severity thereof, associated with non-clinical toxicity studies, clinical uses, Post-Registration Studies, investigations or tests, whether or not determined to be attributable to the Product. Reports of non-serious adverse drug experiences of the type defined in Section 314.80 (or Section 600.80, as applicable) of Title 21 of the U.S. Code of Federal Regulations shall be exchanged by each Party on a monthly basis for the first three (3) years following Registration and annually thereafter. Reports of Serious Adverse Drug Experiences (as hereinafter defined) shall be made available to the other Party as soon as practicable but in no event more **** after a Party becomes aware of same and shall be submitted as required to the FDA by Kos. Upon receipt of any such information concerning any Serious Adverse Drug Experience by either Jagotec or Kos, the Parties shall promptly consult each other and use Commercially Reasonable Efforts to arrive at a mutually acceptable procedure for taking such possible actions as appropriate or required under the circumstances. Kos shall make the required report or submission to the FDA, and shall be required to maintain a worldwide database and report the same to the FDA in accordance with Applicable Laws, or take any other action that the Parties deem to be appropriate or required by Applicable Laws.
          9.1.1 For purposes of this Agreement, “Serious Adverse Drug Experience” means any adverse drug experience occurring at any dose that results in any of the following outcomes: death, a life-threatening adverse drug experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. Important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a serious adverse drug experience when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition as more fully defined in Section 314.80 (or Section 600.80, as applicable) of Title 21 of the U.S. Code of Federal Regulations in the U.S.

          9.1.2 Each Party agrees that if it contracts with a Third Party, including but not limited to any Licensee, for research to be performed by such Third Party relating to the Product, that Party agrees to require such Third Party to report to the contracting Party the information set out above.
          9.1.3 Notwithstanding anything contained in the Section 9, the Parties will enter into a separate pharmacovigilance agreement consistent with the terms of this Section 9, to be executed within **** after the Effective Date. In the event of any Licensees, such Licensees will be included as a party in such agreements, as appropriate, in due course. Periodic Safety Update Reports (“PSURs”) shall conform with the requirements and format of the February 2004 FDA Guidance or any amendment thereto. Kos shall submit the required PSURs to the FDA.
          9.1.4 Any information required pursuant to this Section 9.1 shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), e-mail or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set out for such Party below:

(a)	in the case of Jagotec, to:

Jagotec AG
Eptingerstrasse 51
CH—132 Muttenz
Switzerland
Attention: Head of Pharmacovigilance
Facsimile No.: ****
Telephone No.: ****

and a copy to:

SkyePharma PLC
105 Piccadilly
London W1J 7NJ
United Kingdom
Attention: General Counsel
Facsimile No.: ****
Telephone No.: ****

(b)	in the case of Kos, to: Kos Life Sciences, Inc. 2200 N. Commerce Parkway Suite 300 Weston, FL 33326-3258

Attention: Suzanne Balandis,
Vice President, S&S and Drug Information Service
Facsimile No.: ****
Telephone No.: ****
Email: ****

and copies to:

Kos Life Sciences, Inc.
2200 N. Commerce Parkway
Suite 300
Weston, FL 33326-3258
Attention: Marvin Blanford,
Senior Vice President, Drug, Regulatory, Safety and Compliance
Facsimile No.: ****
Telephone No.: ****
E-mail: ****
or to such other address for such Party as it shall have specified by like notice to the other Party; provided, that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the third (3rd) business day after such notice or request was deposited with the postal service of the country from which the notice is being sent.
     9.2 Recall.
          9.2.1 In the event that any Product sold pursuant to this Agreement should be alleged or proven not to meet the Specifications or other mandatory standards for the Product, either Party shall notify the other Party immediately, and both Parties shall cooperate fully regarding the investigation and disposition of any such matter. If Kos, in its discretion, recalls, detains or retains the Product (voluntarily or by order of a Regulatory Authority), Jagotec agrees to use Commercially Reasonable Efforts to cooperate in such actions, at Kos’ sole expense, except as set out in Section 9.2.2(a).
          9.2.2 In the event a recall, detention or retention action of the Product is:
               (a) a direct result of any negligence, breach of representation or warranty or breach of this Agreement or Applicable Laws by Jagotec, its designees or its Affiliates, then and in such event, **** shall bear all reasonable direct, documented costs associated with said action, including, without limitation, expenses of replacement stock, and shall bear the actual cost of conducting such action or withdrawal, including costs imposed by the FDA such as costs for detention and inspection, in accordance with the recall guidelines of the FDA; and

               (b) a direct result of any negligence, breach of representation warranty or breach of this Agreement or Applicable Laws by Kos its designees or its Affiliates, then and in such event, Kos shall bear all reasonable direct, documented costs associated with said action, including, without limitation, expenses of replacement stock, and shall bear the actual cost of conducting such action or withdrawal, including costs imposed by the FDA such as costs for detention and inspection, in accordance with the recall guidelines of the FDA.
     9.3 Access, Use and Reference Rights to Data and Filings.
          9.3.1 Upon the filing of any Registration Application by either Party for the Product in the Territory, such Party will provide the other Party with unlimited access to an electronic version of: (i) any clinical safety data and (ii) any clinical efficacy data, relating to the Product in the Field and maintained or otherwise Controlled by such Party, in each case for the purpose of promoting and commercializing Products in accordance with the terms and conditions of this Agreement. Such Party shall segregate such data by indication.
          9.3.2 During the term of this Agreement, each Party will provide to the other Party access, during regular business hours and at mutually agreeable times, to all other Data with respect to the Product that are Controlled by such Party. Further, such Party hereby grants the other Party the right to use and reference all Data and regulatory filings and approvals Controlled by such Party relating to Product in the Field for the purpose of developing and commercializing Product: (i) with respect to Kos, in the Field and in the Territory in accordance with the terms of this Agreement; and (ii) with respect to Jagotec, outside of the Territory. Such right of reference will be transferable to such Party’s Affiliates. To the extent that any such Data or regulatory filings are held by a Third Party, such Party will use Commercially Reasonable Efforts to arrange direct access to the portions of such Data and regulatory filings that are relevant to the activities of the other Party as provided above.
10. Representations, Warranties and Covenants.
     10.1 Representations, Warranties and Covenants of Both Parties. Each Party represents, warrants and covenants to the other Party that:
          10.1.1 as of the Effective Date, such Party is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
          10.1.2 as of the Effective Date, such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement and has full power and authority to enter into this Agreement and perform its obligations under this Agreement;
          10.1.3 as of the Effective Date, this Agreement has been duly executed by such Party and assuming due authorization, execution and delivery by the other Party, constitutes a valid and legally binding obligation of such Party, enforceable in accordance with its terms, subject to and limited by: (1) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws generally applicable to creditors’ rights; and (2) judicial discretion in the availability of equitable relief;
          10.1.4 as of the Effective Date, such Party has obtained, or is not required to obtain, the consent, approval, order or authorization of any Third Party, or has completed, or is not required to complete any registration, qualification, designation, declaration, or filing with, any Governmental Authority and Regulatory Authority, in connection with the execution and delivery of this Agreement and the performance by such Party of its obligations under this Agreement;
          10.1.5 the execution and delivery of this Agreement, and the performance of such Party of its obligations under this Agreement, does not and will not: (1) conflict with, or result in any violation or default under any instrument, judgment, order, writ, decree, contract or provision to which such Party is otherwise bound; (2) give rise to any lien, charge or encumbrance upon any assets of such Party or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization, or approval that applies to such Party, its business or operations or any of its assets or properties, except any or all of which could not reasonably be expected to have a material adverse effect on its ability to perform under this Agreement or on the rights of the other Party under this Agreement; or (3) conflict with any rights granted by such Party to any Third Party or breach any obligation that such Party has to any Third Party; and
          10.1.6 as of the Effective Date, such Party is not debarred under the Generic Drug Enforcement Act of 1992 and it does not, and will not during the term of this Agreement, employ or use the services of any Person who is debarred. In the event that either Party becomes aware of the debarment or threatened debarment of any Person providing services to such Party, including the Party itself and its Affiliates, which directly or indirectly relate to activities under this Agreement, the other Party shall be promptly notified in writing.
     10.2 Representations and Warranties of Jagotec. Jagotec represents and warrants to Kos, as of the Effective Date, that:
          10.2.1 Jagotec has the right to grant the licenses under the Jagotec Technology and Third Party Licenses as set forth in this Agreement;
          10.2.2 Jagotec has not previously granted, and is not currently obligated (whether or not contingent on any future event or state of affairs) to negotiate with any Third Party with respect to granting, any license or other right in the Field in the Territory under the Jagotec Technology licensed to Kos by this Agreement;
          10.2.3 Jagotec has not encumbered, with liens, mortgages, security interests or otherwise, the Jagotec Technology, and any future encumbrance will be subject to the rights granted to Kos under this Agreement;
          10.2.4 Jagotec has not received: (i) any notice of infringement or misappropriation of any alleged intellectual property rights asserted by any Third Party in relation to the Jagotec Technology and Third Party Licenses, (ii) any material and negative communication (whether formal or informal) with respect to any Jagotec Technology from any

Governmental Authority, whether inside or outside the Territory; or (iii) any notice from any Governmental Authority (aside from any rejections from the U.S. Patent and Trademark Office which have been overcome) that the claims set forth in any issued Patents contained in Jagotec Technology and Third Party Licenses are invalid; in each case, which could reasonably be expected to materially adversely affect its or Kos’ ability to carry out either of their respective responsibilities under this Agreement or the development, manufacture, use or sale of the Product or the rights or licenses granted to Kos under this Agreement;
          10.2.5 To Jagotec’s Knowledge, none of the claims contained in any issued Patents contained in the Jagotec Technology are invalid or unenforceable;
          10.2.6 Jagotec has no Knowledge of any patents (other than the Patents included in the Jagotec Technology) that would be infringed by the manufacture, development, use, sale, offer for sale, distribution or importation of the Existing Product in the Field in the Territory;
          10.2.7 All Jagotec Technology is Controlled by Jagotec, and Jagotec has no Knowledge of any intellectual property of any Third Party that would or could reasonably constitute infringement or misappropriation of the Jagotec Technology;
          10.2.8 To Jagotec’s Knowledge, the studies comprising the Core Clinical Program are the only clinical studies necessary for Registration in the Territory of the Existing Product for the Indications;
          10.2.9 Jagotec has the expertise and personnel to meet its obligations under this Agreement;
          10.2.10 All Jagotec Marks are Controlled by Jagotec and do not infringe any intellectual property right of any Third Party;
          10.2.11 To Jagotec’s Knowledge, there have been no ex parte or inter partes proceedings (such as oppositions, interferences, reexaminations, reissues, or nullity actions) in or outside the Territory, regarding any of the Patents contained in the Jagotec Technology; and
          10.2.12 Jagotec and its Affiliates are in compliance in all material respects with, and have not received any notice of breach pursuant to, any agreement relating to the Jagotec Technology, including without limitation the Third Party Licenses attached as Schedule 1.83A and 1.83B, where such breach or failure to comply could reasonably be expected to materially adversely affect its or Kos’ ability to carry out either of their respective responsibilities under this Agreement or the development, manufacture, use or sale of the Product or the rights or licenses granted to Kos under this Agreement.
          10.2.13 Prior to the execution of this Agreement, to the extent in Jagotec’s or any of its Affiliates’ possession or control, Jagotec has provided Kos with a copy of the following:

               (a) all legal opinions and memoranda (including the date, author, recipient and subject matter of the foregoing) directly relating to the development, manufacturing, commercialization or use of the Existing Product and the Jagotec Technology;
               (b) all Patents included as part of Jagotec Technology in existence as of the Effective Date, and the associated file wrappers (with references), existing immediately prior to the Parties’ execution of this Agreement, and all of the related prosecution files and correspondence, and has provided Kos’ in-house patent counsel with the opportunity to fully review and discuss such patent rights with Jagotec’s patent counsel who prosecuted such patent rights, performed any review thereof, or rendered any opinion thereon;
               (c) all material agreements to which Jagotec or any of its Affiliates is a party and which directly relate to the Existing Product or Jagotec Technology, including all license or use agreements, manufacturing or supply agreements, marketing agreements, distribution agreements and option agreements (but excluding pre-clinical trial, clinical trial, and CRO agreements and other agreements of a similar nature);
               (d) the results of all patentability and validity searches relating to the Existing Product (including methods of making or using the same);
               (e) all other material documents directly relating to the Existing Product or the Jagotec Technology.
               (f) all documents relating to any dispute regarding inventorship, ownership, validity, misappropriation, infringement or license rights of the Jagotec Technology;
               (g) to Jagotec’s Knowledge, all written notices, claims, demands or filings relating to any arbitral, governmental or other proceeding directly relating to the Product and Jagotec Technology;
               (h) a copy of all material manufacturing, production and market research reports and studies relating to the Product; and
               (i) Schedule 10.2.13(i) sets forth a true and accurate, in all material respects, list and description of each of the documents referred to in this Section 10.2.13, all of which Jagotec has provided to Kos prior to the Effective Date.
     10.3 Representations, Warranties and Covenants of Kos. Kos represents, warrants and covenants to Jagotec that:
          10.3.1 Kos shall perform those activities assigned to it under the Commercialization Program in material compliance with cGMP and all Applicable Laws, and will conduct such activities in accordance in all material respects with the provisions of this Agreement including, without limitation, the PhRMA Code and Section 5;
          10.3.2 Kos has the expertise and personnel to meet its obligations under this Agreement; and

          10.3.3 all Kos Marks are Controlled by Kos and do not infringe any intellectual property right, of any Third Party.
     10.4 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE OR USE, OR NON-INFRINGEMENT.
     10.5 Limitation on Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR THE OTHER PARTY’S LOST PROFITS, LOSS OF DATA, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT. THE FOREGOING LIMITATIONS WILL NOT LIMIT EITHER PARTY’S OBLIGATIONS TO THE OTHER PARTY UNDER SECTIONS 11 AND 12 OF THIS AGREEMENT.
11. Confidentiality.
     11.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential and proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party (the “Disclosing Party”) or is otherwise received, accessed or developed by a Receiving Party in the course of performing its obligations under this Agreement including, but not limited to, all information concerning the Product, the Jagotec Technology, information disclosed by one Party to the other pursuant to the Confidentiality Agreement, the contents of this Agreement and any other technical and business information of whatever nature (collectively, “Confidential Information”). For the purposes of this Agreement, any data, results, reports or analysis pursuant to the activities under the Development Program and any other clinical trials shall be deemed Confidential Information of the Party responsible for such activities or clinical trials, except with respect to Inventions, which shall be deemed to be Confidential Information of the Party who owns such Inventions.
     11.2 Exclusions. The obligations of confidentiality and non-use set forth in Section 11.1 shall not apply to any portion of the Confidential Information which the Receiving Party is able to establish by competent proof: (1) was already legally in the possession of the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; (2) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (3) became generally available to the public or was otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; (4) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others or (5) was independently discovered or developed by the Receiving Party or its Affiliates, as evidenced by their written records, without the use of, and by personnel who had no access to, Confidential Information belonging to the Party that controls such information and Know-how.
     11.3 Exceptions. The obligations of this Section 11 shall not apply to Confidential Information that: (i) is submitted to a Regulatory Authority to facilitate the issuance of, or otherwise in connection with, the Registrations for the Product, provided, that, reasonable measures shall be taken to assure confidential treatment of such information; (ii) is provided by the Receiving Party to Third Parties under confidentiality agreements having provisions at least as stringent as those in this Agreement, for consulting, manufacturing development, manufacturing, external testing and marketing research with respect to any of the subject matter of this Agreement; or (iii) is otherwise required to be disclosed in compliance with Applicable Laws or regulations (including, without limitation and for the avoidance of doubt, the requirements of the U.S. Securities and Exchange Commission, the London Stock Exchange, NASDAQ Stock Exchange or any other stock exchange on which securities issued by a Party are traded) or order by a court or other Governmental Authority having competent jurisdiction; provided, that, if a Party is required to make any such disclosure of the other Party’s Confidential Information such Party will give reasonable advance written notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its Commercially Reasonable Efforts to secure confidential treatment of such Confidential Information required to be disclosed.
     11.4 Limitations on Use. Each Party shall limit the use, and cause each of its Affiliates to limit the use, of any Confidential Information obtained by such Party from the other Party, or its Affiliates, pursuant to this Agreement or otherwise, so that such use is solely in connection with the activities or transactions contemplated hereby or as expressly permitted hereunder.
     11.5 Remedies. Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to seek an injunction, enjoining or restraining the other Party from any violation or threatened violation of this Section 11.
     11.6 Duration. All obligations of confidentiality, limited use and non-disclosure imposed by this Section 11 with respect to any and all items of Confidential Information shall expire **** after the termination of this Agreement.
12. Indemnification; Insurance.
     12.1 By Jagotec. Except as otherwise provided in this Agreement, Jagotec shall indemnify, defend and hold harmless Kos, its Affiliates, and their respective directors, officers, employees, contractors, consultants and agents, from and against any and all liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals) for claims of any Third Party arising out of or resulting from:
          12.1.1 negligence or wrongful intentional acts or omissions of Jagotec or its Affiliates, and their respective directors, officers, employees, contractors, consultants and agents, in connection with the activities contemplated under this Agreement; or

          12.1.2 any breach of any representation, warranty or covenant of Jagotec (including, without limitation, ****, including but not limited to a ****) contained in this Agreement.
     12.2 By Kos. Except as otherwise provided for in this Agreement, Kos shall indemnify, defend and hold harmless Jagotec, its Affiliates, and their respective directors, officers, employees, contractors, consultants and agents, from and against any and all liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals) for claims of any Third Party arising out of or resulting from:
          12.2.1 negligence or wrongful intentional acts or omissions of Kos, its Affiliates, or their respective directors, officers, employees and agents, in connection with the activities contemplated under this Agreement; or
          12.2.2 any claims relating to or arising out of the marketing or sales activities of Kos or its Affiliates with respect to the Product; or
          12.2.3 any breach of any representation, warranty or covenant of Kos contained in this Agreement.
     12.3 Notice. In the event that any person (an “Indemnitee”) entitled to indemnification under Section 12.1 or 12.2 is seeking such indemnification, such Indemnitee shall inform the indemnifying Party of the claim as soon as reasonably practicable after such Indemnitee receives notice of such claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the sole right to settle it at the sole discretion of the indemnifying Party, provided that, such settlement does not impose any obligation on the Indemnitee or the other Party) and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the claim.
     12.4 Complete Indemnification. As the Parties intend complete indemnification, all costs and expenses, including without limitation, reasonable legal fees and expenses, actually incurred by an Indemnitee in connection with enforcement of Sections 12.1 or 12.2 shall also be reimbursed by the indemnifying Party.
     12.5 Insurance. Each Party will obtain and keep in force, through self insurance or otherwise, in a form reasonably acceptable to the other Party hereto, insurance in scope and amount as required by Applicable Law to a Party’s activities hereunder and such additional amounts as may be reasonably necessary to cover such Party’s indemnity obligations under this Agreement with scope and coverage as is normal and customary in the industry within the Territory for parties similarly situated, but in no event in an amount less than **** per occurrence and in the aggregate. It is understood that such insurance will not be construed to limit a Party’s liability with respect to its indemnification obligations under this Section 12. Each Party will, except to the extent self insured, provide to the other Party upon request, a certificate evidencing the insurance such Party is required to obtain and keep in force under this Section 12.

13. Term; Termination.
     13.1 Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Section 13, shall expire on the expiration of the last valid Patent covering the Product in the Territory; provided, however, that Kos shall have the right to extend the term of this Agreement as provided in Section 13.2.
     13.2 Right to Extend Term. Kos shall have the right to extend the term of this Agreement on the following terms and conditions:
          13.2.1 Kos shall notify Jagotec in writing at least **** prior to the anticipated expiration of the term of this Agreement pursuant to Section 13.1 that Kos desires to extend the term of this Agreement, and shall include a term sheet with Kos’ proposal for the terms of such extension, including the length of the extended term.
          13.2.2 upon receipt of such notice, Jagotec shall enter into good faith negotiations with Kos regarding the terms of such extension. The terms of such extension shall include the applicable reductions in the royalty rates specified in Section 6.4.3. If the Parties reach an agreement on such terms no later than **** prior to the anticipated expiration of the original term of this Agreement pursuant to Section 13.1, the Parties shall execute an amendment to this Agreement reflecting such terms.
     13.3 Termination for Cause.
          13.3.1 Either Party (the “Non-breaching Party”) may terminate this Agreement, without prejudice to any other remedies available to it at law or in equity, in the event the other Party (the “Breaching Party”) shall have breached any representation or warranty, or breached or defaulted in the performance of any of its material obligations hereunder and such breach or default shall have continued for **** after written notice thereof was provided to the Breaching Party by the Non-breaching Party (or, if such breach or default cannot be cured within such **** period, if the Breaching Party does not commence and diligently continue actions to cure such breach or default during such ****). Any such termination under this Section 13.3 shall become effective at the end of such **** notice period unless the Breaching Party has cured any such noticed breach(es) or default(s) prior to the expiration of such **** period (or, if such breach(es) or default(s) cannot be cured within such **** period, if the Breaching Party has commenced and diligently continues actions to cure such breach(es) or default(s)). The right of either Party to terminate this Agreement as provided in this Section 13.3 shall not be affected in any way by its waiver or failure to take action with respect to any previous breach or default.
          13.3.2 If Kos is entitled to terminate this Agreement pursuant to Section 13.3.1 due to Jagotec’s breach of this Agreement, then Kos may, at its sole discretion, by written notice to Jagotec, either (a) terminate this Agreement in its entirety, or (b) terminate this Agreement in part as described in further detail in Section 13.9.
     13.4 Termination Upon Withdrawal of the Product. This Agreement may be terminated at any time upon **** written notice by either Party, if the Product is permanently withdrawn from the market in the Territory.

     13.5 Termination for Safety Concerns. If: (i) after the filing of a Registration Application for the Product, Kos determines, in its reasonable judgment after discussions with Jagotec, that the Product should be withdrawn due to a significant concern for the safety of the study subjects, which concern is based on a reasonable review of clinical data developed during the Development Program; or (ii) during the Product’s Commercialization Program, such Product becomes subject to a pattern of Serious Adverse Drug Experiences or either Party receives notice from a Regulatory Authority relating to a significant concern for safety, in each case which Kos, in good faith, reasonably believes would significantly impact the long-term viability of the Product; Kos shall have the right, upon **** prior written notice to Jagotec setting forth the reasons therefor in reasonable detail, to have the Steering Committee determine whether or not there exists such significant safety concerns or such significantly impact on the long-term viability of a Product and what, if anything, the Parties should do to address the matter; provided, however, that Kos shall have the right to immediately temporarily cease the marketing, sale and distribution of the Product until a final resolution is reached as provided in this Section 13.5. In the event the Steering Committee is unable to reach a unanimous resolution of the matter within **** of the matter being referred to the Steering Committee, Kos may terminate this Agreement upon **** prior written notice to Jagotec only if Kos, in good faith, reasonably believes that the patient safety issue would significantly eliminate the long-term viability of such Product and certifies the same to Jagotec in such written notice.
     13.6 Termination upon Insolvency. Either Party may terminate this Agreement, if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party proposes a written agreement of composition or extension of substantially all of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within **** after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors.
     13.7 Other Termination Rights.
          13.7.1 **** may terminate this Agreement in its entirety upon **** prior written notice **** is acquired (whether through merger, sale of stock representing fifty percent (50%) or more of the outstanding voting stock of ****, sale of all or substantially all of **** assets or otherwise) by, or the division or portion of the business of **** to which the Agreement relates is sold or otherwise transferred to, a company which promotes an **** product in the Territory and such acquirer does not (i) provide notice to **** within **** of its acquisition of **** (or the division or portion of the business of **** to which this Agreement relates), as applicable, of its intention to divest itself of such **** product; or (ii) having provided such notice to **** does not, actually divest itself of such **** product within **** of such acquisition. In any event, if such acquirer provides notice of its intention to divest itself of such **** product, such acquirer shall use Commercially Reasonable Efforts to consummate such divestiture within **** of such acquisition.

          13.7.2 **** may terminate this Agreement in its entirety upon **** prior written notice to ****, if **** challenges any of the **** or **** that relate to the Product, including, without limitation, those Patents specified on Schedule 1.60 of this Agreement provided, that such termination right will expire **** after such interference or opposition becomes known to ****.
          13.7.3
               (a) If the first **** the Territory has not been obtained on or before ****, **** may terminate this Agreement upon **** prior written notice to ****.
               (b) In the event that the Regulatory Authority requires any clinical or other trials in addition to the Core Clinical Program to be conducted in order to obtain Registration of the Existing Product for the Indications as provided in Section 4.2.2, and either Party reasonably believes that such requirements **** Product in the Territory to a date on or before ****, then such Party shall submit the concern to **** for a determination of whether such belief is accurate or not. If the **** determines (whether by consensus or through the use of an Expert as provided in Section 3.5.4) that such belief is accurate, such Party may terminate this Agreement upon **** prior written notice to the other Party. If the **** determines (whether by consensus or through the use of an Expert as provided in Section 3.5.4) that such belief is not accurate, then neither Party shall have the right to terminate this Agreement in such event.
          13.7.4 **** may terminate this Agreement if the **** reasonably determines that the costs for the additional trials required by the Regulatory Authority as provided in Section 4.2.2 will exceed ****, and if the **** reasonably determines that the costs for the additional trials required by the Regulatory Authority as provided in Section 4.2.2 will exceed ****, **** may terminate this Agreement.
     13.8 Effect of Expiration or Termination. Following the expiration of the term of this Agreement or upon the termination of this Agreement pursuant to this Section 13 (other than by Kos for breach by Jagotec), in addition to any other remedies available at law or in equity:
          13.8.1 all licenses and rights granted by Jagotec to Kos under this Agreement shall terminate;
          13.8.2 at **** (unless this Agreement is terminated by Kos, in which case it shall be ****), Kos shall promptly but no later than **** after such expiration or termination: (a) transfer to Jagotec all relevant Know-how, data, reports, records and materials in Kos’ possession or control that relate to the Product, including the Development Program but excluding the Commercialization Program; (b) assign or transfer to Jagotec any Registrations relating to the Product which were transferred from Jagotec to Kos pursuant to Section 8.1.2, in accordance with all Applicable Laws including, but not limited to 21 C.F.R 314.72; (c) provide Jagotec with all information, and execute all documents, necessary or desirable to cross-reference any other regulatory filings in Kos’ name with respect to the Product; and (d) return to Jagotec all relevant records and materials in Kos’ possession or control containing Jagotec’s

Confidential Information (provided that Kos may keep one (1) copy of such Confidential Information for archival purposes only);
          13.8.3 to the extent Kos owns or holds any right, title and interest in any Kos Marks covering the brand name(s) of the Product or any Product Trademarks under which the Product has been or is being marketed, promoted or sold in the Territory, Kos shall promptly assign the same to Jagotec for no additional cost and agrees to provide **** any necessary papers to effectuate such assignment; provided that such trademarks shall not include the Kos Marks other than the brand name(s) of the Product or the Kos company name or trademarks only tangentially or secondarily associated with the marketing, promotion or sale of the Product; and
          13.8.4 during the **** period following termination or expiration of this Agreement, Kos may sell its then-existing inventory of Products for the Field in the Territory and will pay all amounts due to Jagotec hereunder with respect to any Net Sales of such inventory occurring during such **** period. Additionally, the Parties’ rights and obligations under this Agreement will continue during such **** after the expiration or termination of this Agreement, to the extent applicable to such sales.
     13.9 Partial Termination for Jagotec Breach. Notwithstanding Section 13.8 of this Agreement, if Kos terminates this Agreement in part pursuant to Section 13.3.2, this Agreement will terminate except that the Parties’ rights and obligations under Sections 2 (except Section 2.1.2 and 2.2.4), 6, 7, 8 and 13, and the surviving provisions described in Section 13.11.1 below, will continue in full force and effect.
     13.10 Assignment of Supply Agreements with Third Parties. If this Agreement is terminated by Kos pursuant to Section 13.3 or Section 13.6, to the extent that Jagotec has the right to do so, Jagotec shall assign to Kos its supply agreements relating to the Product in the Territory with Third Parties, if any, to the extent necessary to meet Kos’ Product supply needs.
     13.11 Accrued Rights; Surviving Obligations. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of this Agreement.
          13.11.1 In addition to the provisions of this Agreement which expressly survive as set out in this Section 13 or elsewhere in this Agreement, all of the Parties’ rights and obligations under, and/or the provisions contained in, Sections 1, 7.3, 7.4, 7.5, 8.1.1, 8.1.3, 8.2, 8.3 and 8.4 (solely with respect to claims identified during the term of this Agreement), 9, 10.5, 11, 12, 13.8, 13.10, 13.11 and 15 shall survive the expiration, termination, or relinquishment of this Agreement.
     13.12 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any Section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy

Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.
14. Force Majeure.
     Any delay in the performance of any of the duties or obligations of either Party hereto (except the payment of money due hereunder arising prior to the force majeure event) shall not be considered a breach of this Agreement, and the time required for performance shall be extended for a period equal to the period of such delay, if such delay has been caused by or is the result of acts of God; acts of public enemy; insurrections; riots; injunctions; embargoes; labor disputes, including strikes of employees of non-affiliated Third Parties, lockouts, or boycotts; fires; explosions; earthquakes; floods; shortages of energy; governmental prohibition or restriction; or other similar unforeseeable causes beyond the reasonable control and without the fault or negligence of the Party so affected. The Party so affected shall give prompt notice to the other Party of such cause, and shall take whatever Commercially Reasonable Efforts are necessary to relieve the effect of such cause as rapidly as reasonably possible. The Party giving such notice shall be excused from the performance, or the punctual performance, of such obligations, as the case may be, from the date of such notice, up to a maximum of ****, after which time (or such earlier time if it is readily apparent to the Party not affected by the event of force majeure that such event will exceed **** in duration) the Party not affected, may terminate this Agreement.
15. Miscellaneous.
     15.1 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other.
     15.2 Assignment. Neither Party shall be entitled to assign, sell, transfer, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, its rights or obligations hereunder without the express written consent of the other Party, which consent shall not be unreasonably withheld or delayed, provided that, subject to Section 13.2.1, either Party may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Party (a) to any Affiliate of the assigning Party; or (b) to any Third Party with which it merges or consolidates, or to which it transfers all or substantially all of its assets to which this Agreement relates. No assignment and transfer shall be valid or effective unless done in accordance with this Section 15.2 and unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement.
     15.3 Subcontracting. Either Party may subcontract any responsibility under this Agreement that it reasonably deems necessary or useful without obtaining the consent (written or otherwise) of the other Party, except as provided in Section 5.5; provided that, in any event, the subcontracting Party, shall at all times remain primarily responsible and liable for all such activities.

     15.4 Books and Records. Any books and records to be maintained under this Agreement by a Party shall be maintained in accordance with GAAP.
     15.5 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other reasonable acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
     15.6 Notice. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set out for such Party below:

(a)	in the case of Jagotec, to:

Jagotec AG
Eptingerstrasse 51
CH — 4132 Muttenz
Switzerland
Attention: President
Facsimile No.: ****
Telephone No.: ****

and with a copy to:

SkyePharma PLC
105 Piccadilly
London W1J 7NJ
UK
Attention: General Counsel
Facsimile No.: ****
Telephone No.: ****

(b)	in the case of SkyePharma, to: SkyePharma PLC 105 Piccadilly London W1J 7NJ UK Attention: General Counsel Facsimile No.: **** Telephone No.: ****

(c)	in the case of Kos, to: Kos Life Sciences, Inc. 2200 N. Commerce Parkway

Suite 300
Weston, Florida 33326
Attention: Mark McGovern, President
Facsimile No.: ****
Telephone No.: ****

and copies to:

Kos Pharmaceuticals, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512
Attention: Adrian Adams, President and
Chief Executive Officer
Facsimile No.: ****
Telephone No.: ****

Kos Pharmaceuticals, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512
Attention: Andrew I. Koven, Executive Vice President
General Counsel and Corporate Secretary
Facsimile No.: ****
Telephone No.: ****

(d)	in the case of Kos Pharmaceuticals, to:

Kos Pharmaceuticals, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512
Attention: Adrian Adams, President and
Chief Executive Officer
Facsimile No.: ****
Telephone No.: ****

and copies to:

Kos Pharmaceuticals, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512
Attention: Andrew I. Koven, Executive Vice President
General Counsel and Corporate Secretary
Facsimile No.: ****
Telephone No.: ****
or to such other address for such Party as it shall have specified by like notice to the other Party; provided that, notices of a change of address shall be effective only upon receipt thereof. With respect to notices given pursuant to this Section 15.6: (i) if delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given; (ii) if sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service; and (iii) if sent by certified mail, the date of delivery shall be deemed to be the third (3rd) business day after such notice or request was deposited with the postal service of the country from which the notice is being sent.
     15.7 Use of Name. Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name, trademark or logo of the other Party for any purpose in connection with the performance of this Agreement.
     15.8 Public Announcements.
          15.8.1 Except as required by law (including, without limitation, disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”), the London Stock Exchange, the NASDAQ stock exchange, or any other stock exchange on which securities issued by a Party are traded), neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld or delayed, provided that, it shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any financial terms or any of such Party’s Confidential Information. In the event of a required public announcement, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text prior to such announcement sufficiently in advance of the scheduled release of such announcement to afford such other Party a reasonable opportunity to review and comment upon the proposed text.
          15.8.2 The Parties will coordinate in advance with each other in connection with the redaction of certain provisions of this Agreement with respect to any filings with the SEC, London Stock Exchange, the NASDAQ stock exchange or any other stock exchange on which securities issued by a Party are traded, and each Party will use reasonable efforts to seek confidential treatment for such terms; provided, that each Party will ultimately retain control over what information to disclose to the SEC, London Stock Exchange or any other stock exchange, as the case may be, and provided further that the Parties will use their reasonable efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies. Other than such obligation, neither Party (or its Affiliates) will be obligated to consult with or obtain approval from the other Party with respect to any filings to the SEC, London Stock Exchange, the NASDAQ stock exchange or any other stock exchange.
     15.9 Waiver. No failure or delay on the part of either Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No waiver of any provision hereof shall be effective unless the same shall be in writing and signed by the Party giving such waiver. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable law.
     15.10 Compliance with Law. Nothing in this Agreement shall be deemed to permit a Party to export, re-export or otherwise transfer any Product sold under this Agreement without compliance with Applicable Laws.
     15.11 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement; provided that, the Parties shall negotiate, in good faith, modification(s) of this Agreement with a view to revising this Agreement in a manner which reflects, as closely as is reasonably practicable, the commercial terms of the Agreement as originally signed.
     15.12 Amendment. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.
     15.13 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the state of New York without regard to conflict of law principles.
     15.14 Jurisdiction; Service of Process. The sole and exclusive forum with respect to any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process may be served in accordance with Section 15.6 in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
     15.15 Dispute Resolution. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to a Party’s rights and/or obligations hereunder. If the Parties cannot resolve any such dispute within thirty (30) calendar days after written notice of a dispute from one Party to another, prior to initializing any action in any court, any Party may, by written notice to the other Party, have such dispute referred to the Executive Officers. The Executive Officers shall negotiate in good faith to resolve the dispute within thirty (30) days. During such period of negotiations, any applicable time periods under this Agreement shall be tolled.
     15.16 Entire Agreement. This Agreement, together with all schedules and exhibits hereto, and the Confidentiality Agreement, sets out the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions, agreements and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set out on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.
     15.17 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they will not be construed as conferring any rights on any other parties.
     15.18 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.
     15.19 Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.
     15.20 Counterparts. This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures shall be treated as original signatures.
     15.21 Guaranties.
          15.21.1 Kos Pharmaceuticals shall cause Kos to (i) take actions that are necessary for Kos to fulfill its obligations under this Agreement, and (ii) fulfill its obligations under this Agreement. The guaranty provided in this Section shall survive the consummation of any transaction to which Section 15.2 applies.
          15.21.2 SkyePharma shall cause Jagotec to (i) take actions that are necessary for Jagotec to fulfill its obligations under this Agreement, and (ii) fulfill its obligations under this Agreement. The guaranty provided in this Section shall survive the consummation of any transaction to which Section 15.2 applies.
* * * * *
- Signature page follows —

     IN WITNESS WHEREOF, each of the Parties has caused this Development, License and Marketing Agreement to be executed by its duly authorized representative as of the date first above written.

Kos Life Sciences, Inc.
By:	/s/
Name:
Title:

Kos Pharmaceuticals, Inc. (with respect to Section 15.21.1 only)
By:
Name:
Title:

Jagotec AG
/s/
Name:
Title:

SkyePharma PLC (with respect to Section 15.21.2 only)
/s/
Name:
Title: